EXHIBIT 10.4.1



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                                 LEASE AGREEMENT

                            Dated as of July 29, 1998

                                     Between

                    FIRST SECURITY BANK, NATIONAL ASSOCIATION
                         Not in its Individual Capacity,
                      except as expressly provided herein,
                          but solely as Owner Trustee,
                                     Lessor

                                       and

                                ATLAS AIR, INC.,

                                     Lessee

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                   One Boeing Model 747-47UF Aircraft Bearing
                      United States Registration No. N491MC
                   and Bearing Manufacturer's Serial No. 29252
                     with four GE Model CF6-80C2B1F Engines
                      Bearing Engine Manufacturer's Serial
                   Nos. 704-692, 704-693, 704-694 and 704-695

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      The right, title and interest of Lessor in and to, among other things, this Lease Agreement has been assigned to and is subject to a security interest in favor of Wilmington Trust Company, a Delaware banking corporation, as Mortgagee, under the Trust Indenture and Mortgage, dated as of July 29, 1998, for the benefit of the holders of the Equipment Notes referred to in such Trust Indenture, all to the extent provided in such Trust Indenture. This Lease Agreement has been executed in multiple counterparts; to the extent, if any, that this Lease Agreement constitutes chattel paper (as defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in Lessor's right, title and interest in and to this Lease Agreement may be perfected through the delivery or possession of any counterpart of this Lease Agreement other than the counterpart of this Lease Agreement that contains the original receipt executed by Wilmington Trust Company, as Mortgagee.

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                                TABLE OF CONTENTS

SECTION 1.  DEFINITIONS AND CONSTRUCTION ...............................      1

SECTION 2.  DELIVERY AND ACCEPTANCE ....................................      1
  2.1    Delivery and Lease of Aircraft ................................      1
  2.2    Acceptance by Lessee ..........................................      2

SECTION 3.  TERM AND RENT ..............................................      2
  3.1    Term ..........................................................      2
  3.2    Rent ..........................................................      2
  3.3    Payments ......................................................      6

SECTION 4.  DISCLAIMER; CERTAIN AGREEMENTS OF
               LESSOR; SECTION 1110 MATTERS ............................      7
  4.1    Disclaimer ....................................................      7
  4.2    Certain Agreements of Lessor ..................................      8
  4.3    Quiet Enjoyment ...............................................      8
  4.4    Investment of Funds Held as Security ..........................      9
  4.5    Title Transfers by Lessor .....................................     10
  4.6    Lessor's Interest in Certain Engines ..........................     10
  4.7    Lease for U.S. Federal Income Tax Law
            Purposes; Section 1110 of Bankruptcy Code ..................     11

SECTION 5.  RETURN OF AIRCRAFT .........................................     11
  5.1    Compliance with Annex B .......................................     11
  5.2    Storage and Related Matters ...................................     11
  5.3    Return of Other Engines .......................................     12
  5.4    Fuel ..........................................................     12

SECTION 6.  LIENS ......................................................     12

SECTION 7.  REGISTRATION, OPERATION, POSSESSION,
               SUBLEASING AND RECORDS ..................................     13
  7.1    Registration and Operation ....................................     13
  7.2    Possession ....................................................     15
  7.3    Certain Limitations on Subleasing or
            Other Relinquishment of Possession .........................     20

SECTION 8.  MAINTENANCE; REPLACEMENT AND POOLING
               OF PARTS; ALTERATIONS, MODIFICATIONS
               AND ADDITIONS; OTHER LESSEE COVENANTS ...................     21
  8.1    Maintenance; Replacement and Pooling of
            Parts; Alterations, Modifications and Additions ............     21

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  15.1   Remedies ......................................................     44
  15.2   Limitations Under CRAF ........................................     48
  15.3   Right to Perform for Lessee ...................................     48
  15.4   Determination of Fair Market Rental Value
            and Fair Market Sales Value ................................     48
  15.5   Remedies Cumulative ...........................................     49

SECTION 16. LESSEE'S OBLIGATIONS; NO SETOFF,
               COUNTERCLAIM, ETC. ......................................     49

SECTION 17. RENEWAL AND PURCHASE OPTIONS ...............................     50
  17.1   Preliminary Notices ...........................................     50
  17.2   Renewal Options ...............................................     51
  17.3   Purchase Option ...............................................     53
  17.4   Appraisals ....................................................     54

SECTION 18. MISCELLANEOUS ..............................................     55
  18.1   Amendments ....................................................     55
  18.2   Severability ..................................................     56
  18.3   Third-Party Beneficiary .......................................     56
  18.4   Reproduction of Documents .....................................     56
  18.5   Counterparts ..................................................     57
  18.6   Notices .......................................................     57
  18.7   Governing Law; Submission To
            Jurisdiction; Venue ........................................     57
  18.8   No Waiver .....................................................     58
  18.9   Entire Agreement ..............................................     59

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                                 LEASE AGREEMENT

            LEASE AGREEMENT dated as of July 29, 1998 (this "Agreement" or "Lease"), between (a) First Security Bank, National Association, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee (this and all other capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in Section 1 below) ("Lessor" or "Owner Trustee"), and (b) ATLAS AIR, INC., a Delaware corporation ("Lessee").

                                    RECITALS

            A. Lessor and Lessee are parties to the Participation Agreement, pursuant to which, among other things, Lessor and Lessee have agreed to enter into this Agreement.

            B. Pursuant to the Trust Agreement, Owner Participant has authorized Lessor to enter into this Agreement.

            NOW, THEREFORE, for and in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND CONSTRUCTION

            Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in Annex A.

SECTION 2. DELIVERY AND ACCEPTANCE

      2.1   Delivery and Lease of Aircraft

            Lessor hereby agrees (subject to the satisfaction or waiver of the conditions set forth in Section 5 of the Participation Agreement) to lease to Lessee for the Term and Lessee hereby agrees (subject to the satisfaction or waiver of the conditions set forth in Section 5 of the Participation Agreement) to lease from Lessor for the Term, the Aircraft, commenc-

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ing immediately upon acquisition of the Aircraft by Lessor pursuant to the
Purchase Agreement Assignment.

      2.2   Acceptance by Lessee

            (a) By executing and delivering Lease Supplement No. 1, Lessee confirms to Lessor that Lessee has duly and irrevocably accepted delivery of the Aircraft for all purposes of this Agreement.

            (b) Lessor has authorized one or more employees of Lessee, designated by Lessee in writing, as the authorized representative or representatives of Lessor to accept delivery of the Aircraft on behalf of Lessor pursuant to the Purchase Agreement Assignment and the Participation Agreement. Lessee hereby agrees that if delivery of the Aircraft shall be accepted by an employee or employees of Lessee pursuant to such authorization by Lessor, such acceptance of delivery by such employee or employees on behalf of Lessor shall, without further act, irrevocably constitute acceptance by Lessee of the Aircraft for all purposes of this Agreement.

SECTION 3. TERM AND RENT

      3.1   Term

            The Aircraft shall be leased hereunder for the Term, unless this Agreement or the leasing of the Aircraft is earlier terminated in accordance with any provision of this Agreement. Lessee shall have the option to renew the leasing of the Aircraft hereunder pursuant to, and subject to the terms and conditions of, Section 17, for the Renewal Lease Term.

      3.2   Rent

            3.2.1  Basic Rent; Adjustments to Basic Rent and Certain Other
                   Amounts

            (a) During the Base Lease Term, Lessee shall pay to Lessor, on each Payment Date, Basic Rent in the amount equal to the percentage of Lessor's Cost specified in Schedule 2 for such Payment Date, which shall be allocated to the Payment Period ending on such Payment Date, if designated as a payment in arrears, or allocated to the Payment Period commencing on such Payment Date, if designated as a payment in advance, in each case as specified in Schedule 2, as such amount may be adjusted pursuant to Section 3.2.1(b).

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            (b)   Basic Rent, Stipulated Loss Values, EBO Price, the EBO Date,
and Termination Values shall be subject to adjustment as follows:

            (i) In the event that Transaction Expenses paid by Lessor pursuant to Section 9.2 of the Participation Agreement are determined to be other than 2.086% of Lessor's Cost, then in each case the Basic Rent percentages set forth in Schedule 2, Stipulated Loss Value percentages set forth in
      Schedule 3, the Termination Value percentages set forth in Schedule 4, and the EBO Price and the EBO Date shall be recalculated (upwards or downwards) by the Owner Participant, on or prior to the 120th day after the Delivery Date using the same methods and assumptions used to calculate original Basic Rent, Stipulated Loss Value and Termination Value percentages and the EBO Price and the EBO Date, in order to (1) maintain the Owner Participant's Net Economic Return and (2) to the extent possible consistent with clause (1) hereof, maintain a targeted monthly Rent and then minimize the Net Present Value of Rents and EBO Price to Lessee.

            (ii) In the event of a refinancing as contemplated by Section 11 of the Participation Agreement, then the Basic Rent percentages set forth in
      Schedule 2, Stipulated Loss Value percentages set forth in Schedule 3, the Termination Value percentages set forth in Schedule 4, and the EBO Price and the EBO Date shall be recalculated (upwards or downwards) by the Owner Participant, using the same methods and assumptions used to calculate original Basic Rent, Stipulated Loss Value and Termination Value Percentages, and the EBO Price and the EBO Date, in order to (1) maintain the Owner Participant's Net Economic Return, and (2) to the extent possible consistent with clause (1) hereof, maintain a targeted monthly Rent and then minimize the Net Present Value of Rents and EBO Price to Lessee.

            (iii) In the event that Lessee is required to indemnify the Owner Participant under the Tax Indemnity Agreement, then (A) in the event that Lessee agrees to satisfy such indemnity obligation through an adjustment to Basic Rent pursuant to Section 2.1(a) of the Tax Indemnity Agreement, the Basic Rent percentages set forth in Schedule 2 and (B) in any event, the Stipulated Loss Value percentages set forth in Schedule 3 and the Termination Value percentages set forth in Schedule 4 shall be recalculated (upwards or downwards) by Owner Participant, using the same methods and assumptions (except to the extent such

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                                       -4-

      assumptions shall be varied to take into account the Tax Loss (as such term is defined in the Tax Indemnity Agreement) that is the subject of such indemnification and any prior or contemporaneous Tax Loss) used to calculate the Basic Rent percentages, the Stipulated Loss Value percentages and the Termination Value percentages on the Delivery Date, in order to (1) maintain Owner Participant's Net Economic Return and (2) to the extent possible consistent with clause (1) hereof, maintain, a targeted monthly Rent and then minimize the Net Present Value of Rents and EBO Price to Lessee.

            (iv)  Notwithstanding anything to the contrary in this paragraph
      (b), all adjustments, upwards or downwards, to Basic Rent shall be made in a manner that causes the Lease to comply with Sections 4.02(5) and 4.07 of Revenue Procedure 75-28 (or any applicable successor thereto) and Proposed Treasury Regulation Section 1.467-3(c)(2)(i) (or any applicable successor thereto), provided, however, that if no such Proposed Treasury Regulation (or corresponding final Treasury Regulation) is in effect providing an applicable "safe harbor" from characterization of the Lease as a "disqualified leaseback or long-term agreement" within the meaning of
      Section 467(b)(4) of the Code, taking into account the adjusted Basic Rent structure and the event or events giving rise to the adjustment to Basic Rent, then the adjustments, upwards or downwards, to Basic Rent shall be made in a manner such that independent tax counsel, selected by Owner Participant and reasonably acceptable to and compensated by Lessee, is able to opine and does opine that there is no non-de minimis increased risk that the Lease will be characterized as a "disqualified leaseback or long-term agreement" within the meaning of Section 467(b)(4) of the Code or will be subject to "constant rental accrual" under Section 467(b)(2) of the Code.

            (c) All adjustments pursuant to Section 3.2.1(b) shall be made as promptly as practicable after either Owner Participant or Lessee gives notice to the other that an event has occurred that requires an adjustment. Owner Participant and Lessee shall give prompt notice to the other of any event requiring an adjustment. Any recalculation of the percentages of Basic Rent, the EBO Price, the EBO Date (which may change only at the election of Lessee), Stipulated Loss Value and Termination Value shall be prepared by Owner Participant, subject to verification by Lessee in accordance with Section 3.2.1(d). Promptly after an adjustment is made hereunder, Owner Participant shall deliver to Lessee a description of such adjustment,

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                                       -5-

setting forth in reasonable detail the calculation thereof. All adjustments required pursuant to Section 3.2.1(b) shall be set forth in a Lease Supplement or in an amendment to this Lease, and, promptly after execution thereof by Lessor and Lessee, Lessee shall give a copy thereof to Mortgagee. Furthermore, notwithstanding anything contained in these subparagraphs (b) and (c) to the contrary, the EBO Price shall not under any circumstances be adjusted to an amount that is less than the anticipated fair market value of the Aircraft on the EBO Date (as determined by GRA Aviation Specialists, Inc. on the Closing Date as set forth in the appraisal required as a closing condition in Section 5.1.2(xv) of the Participation Agreement) nor to an amount that is less than the amount required to preserve Owner Participant's Net Economic Return. Any such post-Closing adjustment to the EBO Date shall be conditioned on the Owner Participant receiving an appraisal (at Lessee's expense) from GRA Aviation Specialists, Inc. (or such other appraisor selected by the Owner Participant and reasonably acceptable to the Lessee) at such time to the effect that (A) the EBO Price on such adjusted EBO Date is not below the greater of (i) the estimated Fair Market Sales Value on such adjusted EBO Date and (ii) the amount required to preserve Owner Participant's Net Economic Return, and (B) based on the remaining scheduled Basic Rent payments and Lessee's fair market value purchase option at the end of the originally scheduled Base Lease Term, Lessee will not be economically compelled to exercise its option to purchase the Aircraft at the EBO Price on such adjusted EBO Date.

            (d) If Lessee believes that any calculations by Owner Participant pursuant to Section 3.2.1(c) are in error, and if, after consultation, Lessee and Owner Participant are unable to agree on an adjustment, then a nationally recognized independent certified public accounting firm selected by Lessee and reasonably satisfactory to Owner Participant shall verify such calculations. Owner Participant will make available to such firm, but not, in any circumstances, to Lessee or any representative of Lessee, the methodology and assumptions referred to in Section 3.2.1(b) and any modifications thereto made to reflect the events giving rise to adjustments hereunder (subject to the execution by such firm of a confidentiality agreement, reasonably acceptable to Owner Participant, prohibiting disclosure of such methodology and assumptions to Lessee or any third party). The determination by such firm of accountants shall be final. Lessee shall pay all costs and expenses of such verification by such accountants, provided that if it results in a decrease in Basic Rent which decreases the remaining Net Present Value of Rents by $10,000 from the re-

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                                       -6-

maining Net Present Value of Rents as recalculated by the Owner Participant, then the Owner Participant will pay such costs and expenses.

            (e) Notwithstanding anything to the contrary in any Operative Agreement, the amount of the payment of Basic Rent due and payable on each Payment Date shall be at least sufficient to pay in full, as of such Payment Date (assuming timely payment of the Equipment Notes prior to such Date), the aggregate principal amount of scheduled installments due on the Equipment Notes outstanding on such Payment Date, together with the accrued and unpaid interest thereon, due on such Payment Date in respect of the Equipment Notes; provided, however, that no installment of Basic Rent shall be increased to the extent such increase would be based upon (i) any attachment or diversion of Basic Rent on account of Lessor Liens, (ii) any modification of the payment terms of the Equipment Notes, other than as required or permitted by any Operative Agreement (including, without limitation, as permitted upon the occurrence of a Lease Event of Default) or (iii) the acceleration of any Equipment Note or Equipment Notes due solely to the occurrence of an Indenture Event of Default that does not constitute a Lease Event of Default.

            3.2.2 Supplemental Rent

            Lessee shall pay to Lessor, or to whosoever shall be entitled thereto, any and all Supplemental Rent when and as the same shall become due and owing. Lessee will also pay to Lessor, or to whosoever shall be entitled thereto as Supplemental Rent, to the extent permitted by applicable Law, interest at the Payment Due Rate on any part of any amount of Rent (including, without limitation, Supplemental Rent) not paid by 12:30 p.m., New York time, on the date when due (so long as, in the case of any person not a party to the Participation Agreement, Lessee had received timely notice of the account to which such payment was required to be made), for the period from and including the date on which the same was due to, but excluding, the date of payment in full.

      3.3   Payments

            (a) Payments of Rent by Lessee shall be paid by wire transfer of immediately available Dollars, not later than 12:30 p.m., New York time, on the date when due, to the account of Lessor specified in Schedule 1 to the Participation Agreement or to such other account in the United States as directed by Lessor to Lessee in writing at least 10 Business Days prior

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to the date such payment of Rent is due or, in the case of any payment of
Supplemental Rent expressly payable to a person other than Lessor, to the person that shall be entitled thereto to such account in the United States as such person may specify from time to time to Lessee at least 10 Business Days prior to the date such payment of Rent is due.

            (b) Except as otherwise expressly provided herein, whenever any payment of Rent shall be due on a day that is not a Business Day, such payment shall be made on the next day that is a Business Day, and, if such payment is made on such next Business Day, no interest shall accrue on the amount of such payment during such extension.

            (c) So long as Lessee has not received written notice from the Mortgagee that the Lien of the Trust Indenture has been discharged, and notwithstanding Section 3.3(a), Lessor hereby directs, and Lessee agrees, that all payments of Rent and all other amounts payable by Lessee hereunder, other than Excluded Payments, shall be paid directly to Mortgagee on behalf of Lessor by wire transfer of immediately available Dollars to the account of Mortgagee specified in Schedule 1 to the Participation Agreement, or to such other account in the United States as Mortgagee may specify by written notice to Lessor and Lessee at least 10 Business Days prior to the date such payment of Rent is due.

            (d) Excluded Payments shall be paid by wire transfer of immediately available Dollars to the account of the person specified in the Participation Agreement or, if not so specified, to such account in the United States as may be specified by such person by written notice to Lessor and Lessee from time to time at least 10 Business Days prior to the date such payment is required to be made.

            (e) All computations of interest under this Agreement shall be made on the basis of a year of 360 days comprised of twelve 30-day months.

SECTION 4. DISCLAIMER; CERTAIN AGREEMENTS OF LESSOR; SECTION 1110 MATTERS

      4.1   Disclaimer

            LESSOR LEASES AND LESSEE TAKES THE AIRCRAFT "AS-IS, WHERE-IS." LESSEE ACKNOWLEDGES AND AGREES THAT AS BETWEEN LESSEE AND EACH OF LESSOR, MORTGAGEE AND ANY PARTICIPANT

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(i) LESSEE HAS SELECTED THE AIRCRAFT AND MANUFACTURER THEREOF AND (ii) NONE OF
LESSOR, MORTGAGEE AND ANY PARTICIPANT MAKES, HAS MADE OR SHALL BE DEEMED TO HAVE MADE, AND EACH WILL BE DEEMED TO HAVE EXPRESSLY DISCLAIMED, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO:

            (v) THE AIRWORTHINESS, VALUE, CONDITION, DESIGN, OPERATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR USE OR FOR ANY PARTICULAR PURPOSE OF THE AIRFRAME, ANY ENGINE OR ANY PART THEREOF;

            (w) THE QUALITY OF THE MATERIAL OR WORKMANSHIP WITH RESPECT TO THE AIRFRAME, ANY ENGINE OR ANY PART THEREOF;

            (x) THE ABSENCE OF LATENT OR ANY OTHER DEFECT IN THE AIRFRAME, ANY ENGINE OR ANY PART THEREOF, WHETHER OR NOT DISCOVERABLE;

            (y) THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT OR THE LIKE; OR

            (z) THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER (OTHER THAN
      REPRESENTATIONS AND WARRANTIES OF THE OWNER TRUSTEE AND ANY OWNER PARTICIPANT WITH RESPECT TO LESSOR LIENS IN EXISTENCE ON THE DELIVERY
      DATE), EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRFRAME, ANY ENGINE OR ANY PART THEREOF.

      4.2   Certain Agreements of Lessor

            Unless a Lease Event of Default shall have occurred and be continuing, Lessor agrees to make available to Lessee such rights as Lessor may have under any warranty with respect to the Aircraft made, or made available, by Airframe Manufacturer or Engine Manufacturer or any of their respective subcontractors or suppliers, as the case may be, pursuant to and in accordance with the terms of the Purchase Agreement Assignment.

      4.3   Quiet Enjoyment

            So long as no Lease Event of Default shall have occurred and be continuing, Lessor shall not take or cause to be taken or permit any Person lawfully claiming by or through it to take any action to interfere with Lessee's (or Permitted Sublessee's) rights hereunder to continued possession, use and operation of, and quiet enjoyment of the Aircraft, and other rights with respect to the Aircraft hereunder during the Term.

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      4.4   Investment of Funds Held as Security

            4.4.1 Investment

            Any moneys required to be paid to or retained by Lessor that are required to be paid to Lessee or applied as provided herein shall, until paid to Lessee as provided herein or applied as provided herein, be invested by Lessor from time to time as directed in writing by Lessee (or, if Lessee fails to so direct, as directed by Lessor in its sole discretion) and at the expense and risk of Lessee in Cash Equivalents so long as such Cash Equivalents specified by Lessee or Lessor, as the case may be, can be acquired by Lessor using its best efforts; provided, that so long as the Lien of the Trust Indenture shall not have been discharged, such moneys shall be invested and held by Mortgagee, as assignee of Lessor, in accordance with this Lease and upon discharge of such Lien, Mortgagee shall pay any such money held by it to Lessor to be held and invested in accordance with this Section.

            4.4.2 Payment of Gain or Loss

            Any net gain (including interest received) realized as the result of investments pursuant to Section 4.4.1 (net of any fees, commissions and other reasonable expenses, if any, incurred in connection with such investment) shall be held and applied in the same manner as the principal amount is to be held and applied hereunder. Lessee will promptly pay to Lessor, on demand, the amount of any loss realized as the result of any such investment (together with any fees, commissions and other reasonable expenses, if any, incurred in connection with such investment), such amount so paid to be held and applied by Lessor as contemplated in Section 4.4.1 above.

            4.4.3 Limitation of Liability

            All investments under this Section 4.4 shall be at the expense and risk of Lessee, and Lessor and Mortgagee shall not be liable for any loss resulting from any investment made under this Section 4.4 other than by reason of its willful misconduct or gross negligence. Any such investment may be sold (without regard to its maturity) by Lessor, or by Mortgagee as assignee of Lessor, without instructions whenever such sale is necessary to make a distribution required by this Lease.

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      4.5   Title Transfers by Lessor

            If Lessor shall be required to transfer title to the Aircraft, Airframe or any Engine to Lessee or any other person pursuant to this Lease, then (a) Lessor shall (1) transfer to Lessee or such other person, as the case may be, all of Lessor's right, title and interest in and to the Aircraft, Airframe or such Engine, as the case may be, free and clear of all Lessor Liens,
(2) so long as the Lien of the Trust Indenture has not been discharged, comply with the Trust Indenture relating to the release of the Aircraft, Airframe or such Engine, (3) assign to Lessee or such other person, as the case may be, if and to the extent permitted under the Purchase Agreement, all warranties of Airframe Manufacturer and Engine Manufacturer with respect to the Aircraft, Airframe or such Engine, and (4) assign to Lessee or such other person, as the case may be, if and to the extent permitted, all claims, if any, for damage to the Aircraft, Airframe or such Engine, in each case free of Lessor Liens, and without recourse or warranty of any kind whatsoever (except as to the transfer described in clause (1) above and as to the absence of such Lessor Liens, as aforesaid), and (b) Lessor shall promptly deliver to Lessee or such other person, as the case may be, a bill of sale and agreements of assignment, evidencing such transfer and assignment, and such other instruments of transfer, all in form and substance reasonably satisfactory to Lessee (or such other person, as the case may be), as Lessee (or such other person, as the case may
be) may reasonably request.

      4.6   Lessor's Interest in Certain Engines

            Lessor hereby agrees for the benefit of each lessor, conditional seller, indenture trustee or secured party of any engine leased to, or purchased by, Lessee or any Permitted Sublessee subject to a lease, conditional sale, trust indenture or other security agreement that Lessor, its successors and assigns will not acquire or claim, as against such lessor, conditional seller, indenture trustee or secured party, any right, title or interest in any engine as the result of such engine being installed on the Airframe at any time while such engine is subject to such lease, conditional sale, trust indenture or other security agreement and owned by such lessor or conditional seller or subject to a trust indenture or security interest in favor of such indenture trustee or secured party.

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      4.7   Lease for U.S. Federal Income Tax Law Purposes; Section 1110 of
            Bankruptcy Code

            (a) Lessee and Lessor agree that this Lease is, and shall be treated as, a lease for U.S. federal income tax purposes of the Aircraft, Airframe, Engines and Parts.

            (b) It is the intention of each of Lessee and Lessor that Lessor (and Mortgagee as assignee of Lessor under the Trust Indenture) shall be entitled to the benefits of Section 1110 with respect to the right to take possession of the Aircraft, Airframe, Engines and Parts as provided in this Lease.

SECTION 5. RETURN OF AIRCRAFT

      5.1   Compliance with Annex B

            Lessee shall comply with each of the provisions of Annex B hereto, which provisions are hereby incorporated by this reference as if set forth in full herein.

      5.2   Storage and Related Matters

            If Lessor gives written notice to Lessee not less than 60 days nor more than 120 days prior to the end of the Term requesting outdoor parking of the Aircraft upon its return hereunder, Lessee will assist Lessor in arranging outdoor parking facilities for the Aircraft for a period up to 30 days, commencing on the date of such return, and upon request of Lessor to Lessee made at least 10 days prior to the end of such initial 30 day period, for an additional 30 day period commencing upon expiration of such initial period, at such outdoor parking facility in the 48 contiguous states of the United States as Lessee may select. Lessee shall, at Lessor's written request, maintain insurance (if available) for the Aircraft during such outdoor parking period, provided that Lessor shall reimburse Lessee for Lessee's out-of-pocket cost of providing such insurance. Such outdoor parking shall be at Lessor's risk, and Lessor shall pay all applicable outdoor parking fees; PROVIDED that Lessee's obligation to assist Lessor in arranging parking shall be subject to Lessor entering into an agreement prior to the commencement of the outdoor parking period with the outdoor parking facility providing, among other things, that Lessor shall bear all maintenance charges (other than maintenance required as a direct result of Lessee's failure to comply with the provisions of Annex B) and other costs incurred.

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      5.3   Return of Other Engines

            In the event that any Engine owned by Lessor shall not be installed on the Airframe at the time of return hereunder, Lessee shall be required to return the Airframe hereunder with a Replacement Engine meeting the requirements of, and in accordance with, Section 10 hereof and Annex B hereto. Thereupon, Lessor will transfer to Lessee the Engine constituting part of such Aircraft but not installed on such Airframe at the time of the return of the Airframe.

      5.4   Fuel

            Upon the return of the Airframe upon any termination of this Lease, Lessor shall pay Lessee, as compensation for any fuel or oil contained in the fuel or oil tanks of such Airframe, the value of such fuel or oil at the price paid by Lessee for such fuel or oil, provided that if the Aircraft is being returned in connection with the exercise of remedies pursuant to Section 15, Lessor shall have no obligation to make such payment to Lessee until Lessor shall have been paid all amounts due to it pursuant to Section 15.

SECTION 6. LIENS

            Lessee shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, the Airframe, any Engine or any Part, title to any of the foregoing or any interest of Lessee therein, or the Lessee's rights in and to this Lease or any Permitted Sublease, except (a) the respective rights of Lessor, Mortgagee, the Participants or Lessee under the Operative Agreements, or of any Permitted Sublessee under any Permitted Sublease; (b) Lessor Liens; (c) the rights of others under agreements or arrangements to the extent permitted by the terms of Sections 7.2 and 7.3;
(d) Liens for Taxes of Lessee or any Permitted Sublessee (and their respective U.S. federal tax law consolidated groups), or Liens for Taxes of any Tax Indemnitee (and its U.S. federal tax law consolidated group) for which Lessee is obligated to indemnify such Tax Indemnitee under any of the Lessee Operative Agreements, in any such case either not yet due or being contested in good faith by appropriate proceedings so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe, any Engine or the interest of any Participant therein or impair the lien of the Trust Indenture; (e) materialmen's, mechanics', workers', repairers', employees' or other like Liens arising in the ordinary course of business for amounts the payment of which is either not yet delinquent for more than 60 days or is being contested in good faith by appropriate proceedings, so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe, any Engine or the interest of any Participant therein or impair the lien of the Trust Indenture; (f) Liens arising out of any judgment or award against Lessee (or against any Permitted Sublessee), so long as such judgment shall, within 60 days after the entry thereof, have been discharged or vacated, or execution thereof stayed pending appeal or shall have been discharged, vacated or reversed within 60 days after the expiration of such stay, and so long as during any such 60-day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe, any Engine or the interest of any Participant therein or impair the lien of the Trust Indenture, and (g) any other Lien with respect to which Lessee (or any Permitted Sublessee) shall have provided a bond, cash collateral or other security adequate in the reasonable opinion of Lessor. Lessee shall promptly take (or cause to be taken) such action as may be necessary duly to discharge (by bonding or otherwise) any Lien not excepted above if the same shall at any time arise in respect of the Aircraft, the Airframe, any Engine or any Part during the Term.

SECTION 7. REGISTRATION, OPERATION, POSSESSION, SUBLEASING AND RECORDS

      7.1   Registration and Operation

            7.1.1 Registration and Recordation

            Subject to the compliance by Lessor and Owner Participant with their respective obligations under Section 13 of the Participation Agreement, Lessee shall cause the Aircraft to be, and at all times during the Term to remain, duly registered with the FAA under the Act or with such other country of registry as shall be permitted under Section 7.1.2 below, in the name of Lessor as owner and lessor (except to the extent that such registration under the Act cannot be effected with the FAA because of Lessor's or Owner Participant's failure to comply with the citizenship requirements for registration of the Aircraft under the Act). Lessor shall execute and deliver all such documents as Lessee (or any Permitted Sublessee) may reasonably request for the purpose of effecting and continuing such registration. Unless Mortgagee has given Lessee notice that the Trust Indenture has been discharged, Lessee shall also cause the Trust Indenture to be duly recorded and at all times maintained of record as a first-priority perfected mortgage (subject to Permitted Liens) on the Aircraft, the Airframe and each of the Engines (except to the extent such perfection or priority cannot be maintained solely as a result of the failure by Lessor or Mortgagee to execute and deliver any necessary documents).

            7.1.2 Reregistration

            So long as no Specified Default or Lease Event of Default shall have occurred and be continuing, Lessee may, by written notice to Lessor, request to change the country of registration of the Aircraft. Any such change in registration shall be effected only in compliance with, and subject to all of the conditions set forth in, Section 7.6.11 of the Participation Agreement; PROVIDED, HOWEVER, that any such reregistration to a Permitted Foreign Air Carrier shall not be permitted to occur prior to the end of the Tax Attribute Period unless Lessee prepays to the Owner Participant on a lump-sum basis any indemnity required under the Tax Indemnity Agreement as a result of such reregistration.

            7.1.3 Markings

            If permitted by applicable Law, on or reasonably promptly after the Delivery Date, Lessee will cause to be affixed to, and maintained in, the cockpit of the Airframe and on each Engine, in each case, in a clearly visible location (it being understood that the location of such placards, as identified to the Owner Participant prior to the Delivery Date, shall be deemed to be in compliance with this requirement), a placard of a reasonable size and shape bearing the legend, in English, set forth in Schedule 6. Such placards may be removed temporarily, if. necessary, in the course of maintenance of the Airframe or Engines. If any such placard is destroyed or becomes illegible, Lessee shall promptly replace it with a placard complying with the requirements of this
Section 7.1.3. Except as provided above, Lessee will not allow the name of any Person to be placed on the Airframe or on an Engine as an explicit designation of ownership.

            7.1.4 Compliance With Laws

            Lessee shall not, and shall not allow any other person to, operate, use, maintain, service, repair or overhaul the Aircraft (a) in violation of any Law binding on or applicable to the Aircraft, the Airframe or any Engine, or (b) in violation of any airworthiness certificate, license or registration of any Government Entity relating to the Aircraft, the Airframe or any Engine, except (1) immaterial or non-recurring violations with respect to which corrective measures are taken promptly by Lessee or a Permitted Sublessee, as the case may be, upon discovery thereof, and (2) to the extent Lessee or any Permitted Sublessee is contesting the validity or application of any such Law or requirement relating to any such certificate, license or registration in good faith in any reasonable manner which does not involve any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe, any Engine or the interest of any Participant therein, any material risk of criminal liability or of material civil penalty against Lessor, Mortgagee or any Participant or impair the lien of the Trust Indentures.

            7.1.5 Operation

            Lessee agrees not to operate, use or locate the Aircraft, the Airframe or any Engine, or allow the Aircraft, the Airframe or any Engine to be operated, used or located (a) in any area excluded from coverage by any insurance required by the terms of Section 11, except in the case of a requisition by or transfer to the U.S. Government where Lessee obtains an indemnity in lieu of such insurance from the U.S. Government, or insurance from the U.S. Government, covering such area, in accordance with Section 11.3 or (b) in any recognized area of hostilities unless fully covered in accordance with Annex D by war-risk insurance as required by the terms of Section 11 (including, without limitation, Section 11.3), unless in any. case referred to in this
Section 7.1.5 the Aircraft is only temporarily operated, used or located in such area as a result of an emergency, equipment malfunction, navigational error, hijacking, weather condition or other similar unforeseen circumstances, so long as Lessee diligently and in good faith proceeds to remove the Aircraft from such area.

      7.2   Possession

            Lessee will not, without the prior written consent of Lessor, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Aircraft, the Airframe or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe; provided, however, subject to the provisions of Section 7.3, Lessee may, without such prior written consent:

            7.2.1 Interchange and Pooling

            Subject or permit any Permitted Sublessee to subject any Engine to normal interchange agreements or pooling agreements or arrangements, in each case customary in the commercial air cargo industry and entered into by Lessee or such Permitted Sublessee, as the case may be, in the ordinary course of business; provided, however, that if Lessor's title to any such Engine is divested under any such agreement or arrangement, then such Engine shall be deemed to have suffered an Event of Loss as of the date of such divestiture, with the effect that Lessee shall be required to replace such Engine with a Replacement Engine meeting the requirements of, and in accordance with, Section 10.

            7.2.2 Testing and Service

            Deliver or permit any Permitted Sublessee to deliver possession of the Aircraft, Airframe, any Engine or any Part (i) to the manufacturer thereof or to any third-party maintenance provider, for testing, service, repair, maintenance or overhaul work on the Aircraft, Airframe, any Engine or any Part, or, to the extent required or permitted by the terms of Annex C, for alterations or modifications in or additions to the Aircraft, Airframe or any Engine or (ii) to any Person for the purpose of transport to a Person referred to in the preceding clause (i).

            7.2.3 Transfer to U.S. Government

            Transfer or permit any Permitted Sublessee to transfer possession of the Aircraft, Airframe or any Engine to the U.S. Government, in which event Lessee shall promptly notify Lessor and Mortgagee in writing of any such transfer of possession and, in the case of any such transfer pursuant to a written contract, will provide to the extent available and practicable a copy of such written contract to Lessor, and, in the case of any transfer pursuant to CRAF, in such notification shall identify by name, address and telephone numbers the Contracting Office Representative or Representatives for the Military Airlift Command of the United States Air Force to whom notices must be given and to whom requests or claims must be made to the extent applicable under CRAF.

            7.2.4 Installation of Engines on Owned Aircraft

            Install or permit any Permitted Sublessee to install an Engine on an airframe owned by Lessee or such Permitted Sub-lessee, as the case may be, free and clear of all Liens, except (a) Permitted Liens and those that do not apply to the Engines and (b) the rights of third parties under normal interchange or pooling agreements and arrangements of the type that would be permitted under Section 7.2.1.

            7.2.5 Installation of Engines on Other Airframes

            Install or permit any Permitted Sublessee to install an Engine on an airframe leased to Lessee or such Permitted Sublessee, or purchased by Lessee or such Permitted Sublessee subject to a mortgage, security agreement, conditional sale or other secured financing arrangement, but only if (a) such airframe is free and clear of all Liens, except (i) the rights of the parties to such lease, or any such secured financing arrangement, covering such airframe and (ii) Liens of the type permitted by clauses (a) and (b) of Section 7.2.4 and (b) Lessee or Permitted Sublessee, as the case may be, shall have received from the lessor, mortgagee, secured party or conditional seller, in respect of such airframe, a written agreement (which may be a copy of the lease, mortgage, security agreement, conditional sale or other agreement covering such airframe), whereby such Person agrees that it will not acquire or claim any right, title or interest in, or Lien on, such Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to this Lease or is owned by Lessor.

            7.2.6 Installations of Engines on Financed Aircraft

            Install or permit any Permitted Sublessee to install an Engine on an airframe owned by Lessee or such Permitted Sublessee, leased to Lessee or such Permitted Sublessee, or purchased by Lessee or such Permitted Sublessee subject to a conditional sale or other security agreement under circumstances where neither Section 7.2.4 or 7.2.5 is applicable; provided, however, that any such installation shall be deemed an Event of Loss with respect to such Engine, and Lessee shall comply with Section 10.2 hereof in respect thereof. Until Section
10.2 shall have been complied with, Lessor's interest in such Engine shall remain in full force and effect.

            7.2.7 Subleasing

            With respect to the Aircraft, Airframe or any Engine, so long as no Specified Default or Lease Event of Default shall have occurred and is continuing, enter into a sublease with any Permitted Air Carrier, but only if:

            (a) Lessee shall provide written notice to Lessor and Mortgagee (such notice in the event of a sublease to a U.S. Air Carrier to be given promptly after entering into any such sublease or, in the case of a sublease to any other Permitted Air Carrier, 30 days in advance of entering into such sublease if during the Tax Attribute Period, otherwise 10 days in advance of entering into such sub lease);

            (b) At the time that Lessee enters into such sublease, such Permitted Air Carrier shall not be subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding, and shall not have substantially all of its property in the possession of any liquidator, trustee, receiver or similar person;

            (c) Any such sublease (i) shall not extend beyond the expiration of the Base Lease Term or any Renewal Lease Term then in effect unless Lessee shall have irrevocably committed to purchase the Aircraft, (ii) shall include provisions for the maintenance, operation, possession, inspection and insurance of the Aircraft that are the same in all material respects as the applicable provisions of this Lease and (iii) shall be expressly subject and subordinate to all the terms of this Agreement and to the rights, powers and remedies of Lessor hereunder, including, without limitation, Lessor's rights under Section 15 to repossess the Aircraft, Airframe and Engines and to terminate such sublease upon the occurrence of a Lease Event of Default;

            (d) In connection with a sublease to a Permitted Foreign Air Carrier, (1) the United States maintains diplomatic relations with the country of domicile of such Permitted Foreign Air Carrier (or, in the case of Taiwan, diplomatic relations at least as good as those in effect on the Delivery Date) and (2) Lessee shall have furnished Lessor and Mortgagee a favorable opinion of counsel, reasonably satisfactory to Lessor, in the country of domicile of such Permitted Foreign Air Carrier, that (i) the terms of such sublease are the legal, valid and binding obligations of the parties thereto enforceable under the laws of such jurisdiction, (ii) it is not necessary for Owner Participant, Lessor or Mortgagee to register or qualify to do business in such jurisdiction, if not already so registered or qualified, as a result, in whole or in part, of the proposed sublease,
      (iii) Lessor's title to, and Mortgagee's Lien in respect of, the Aircraft, Airframe and En-gines will be recognized in such jurisdiction, (iv) the Laws of such jurisdiction of domicile require fair compensation by the government of such jurisdiction, payable in a currency freely convertible into Dollars, for the loss of title to the Aircraft, Airframe or Engines in the event of the requisition by such government of such title (unless Lessee shall provide insurance in the amounts required with respect to hull insurance under Section 11 covering the requisition of title to the Aircraft, Airframe or Engines by the government of such jurisdiction so long as the Aircraft, Airframe or Engines are subject to such sublease) and (v) the agreement of such Permitted Foreign Air Carrier that its rights under the sublease are subject and subordinate to all the terms of this Lease is enforceable against such Permitted Foreign Air Carrier under applicable law;

            (e) Lessee shall furnish to Lessor, Mortgagee and Owner Participant evidence reasonably satisfactory to Lessor that the insurance required by Section 11 remains in effect;

            (f) All necessary documents shall have been duly filed, registered or recorded in such public offices as may be required fully to preserve the title of Lessor, and the first priority security interest (subject to Permitted Liens) of Mortgagee, in the Aircraft, Airframe and Engines;

            (g) Lessee shall reimburse Lessor, Mortgagee and Owner Participant for all of their reasonable out-of-pocket fees and expenses, including, without limitation, reasonable fees and disbursements of counsel, incurred by Lessor, Mortgagee and Owner Participant in connection with any such sublease;

            (h) For all purposes of this Section 7.2.7, the term "sublease" shall be deemed to include interchange agreements with respect to the Aircraft or Airframe; and

            (i) Notwithstanding anything to the contrary in this Section 7.2, no such sublease shall be made to a Permitted Foreign Air Carrier prior to the close of the Tax Attribute Period, unless Lessee prepays to Owner Participant on a lump-sum basis any indemnity required under the Tax Indemnity Agreement as a result of such sublease based upon the assumption that such sublease were to continue for the remainder of the term of the Lease.

      7.3   Certain Limitations on Subleasing or Other Relinquishment of
            Possession

            Notwithstanding anything to the contrary in Section 7.2:

            (a) The rights of any person that receives possession of the Aircraft in accordance with Section 7.2 shall be subject and subordinate to all the terms of this Lease, and to Lessor's rights, powers and remedies hereunder, including, without limitation (i) Lessor's right to repossess the Aircraft pursuant to Section 15, (ii) Lessor's right to terminate and avoid such sublease, delivery, transfer or relinquishment of possession upon the occurrence of a Lease Event of Default and (iii) the right to require such person to forthwith deliver the Aircraft, the Airframe and Engines subject to such transfer upon the occurrence of a Lease Event of Default;

            (b) Lessee shall remain primarily liable hereunder for the performance of all the terms of this Lease to the same extent as if such transfer had not occurred, and no transfer of possession of the Aircraft, the Airframe, any Engine or any Part shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder or under any Operative Agreement;

            (c) Lessee shall ensure that no sublease, delivery, transfer or relinquishment permitted under Section 7.2 shall affect the United States registration of the Aircraft, unless also made in accordance with the provisions of Section 7.1.2;

            (d) Any event that constitutes or would, with the passage of time, constitute an Event of Loss under paragraph (c), (d), or (e) of the definition of such term (as set forth in Annex A) shall not be deemed to violate the provisions of Section 7.2;

            (e) Any Wet Lease or ACMI Contract shall not constitute a delivery, transfer or relinquishment of possession for purposes of Section
      7.2 and shall not be prohibited by the terms hereof nor shall a Wet Lease or ACMI Contract be deemed to be a "sublease," nor shall the lessee of a Wet Lease or ACMI Contract be deemed to be a "sublessee" under the Lease; and

            (f) Any sublease with a term of two years or longer shall be assigned to or for benefit of Lessor and/or Mortgagee, PROVIDED that it is understood that such sublease be for security purposes only and the rents under such sublease shall not be so assigned and shall be payable directly to Lessee.

SECTION 8. MAINTENANCE; REPLACEMENT AND POOLING OF PARTS; ALTERATIONS,
           MODIFICATIONS AND ADDITIONS; OTHER LESSEE COVENANTS

      8.1 Maintenance; Replacement and Pooling of Parts; Alterations, Modifications and Additions

            At all times during the Term, Lessee shall comply with, or cause to be complied with, each of the provisions of Annex C, which provisions are hereby incorporated by this reference as if set forth in full herein.

      8.2   Information, Certificates, Notices and Reports

            8.2.1 Financial Information

            Lessee will furnish to Lessor:

            (a) Within 90 days after the end of each of the first three fiscal quarters in each fiscal year of Lessee, a consolidated balance sheet of Lessee as of the end of such quarter and related statements of income and cash flows for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, prepared in accordance with GAAP; provided that so long as Lessee is subject to the reporting requirements of the Securities Exchange Act of 1934, a copy of Lessee's report on Form 10-Q for such fiscal quarter (excluding exhibits) will satisfy this paragraph
      (a).

            (b) Within 120 days after the end of each fiscal year of Lessee, a consolidated balance sheet of Lessee as of the end of such fiscal year and related statements of income and cash flows of Lessee for such fiscal year, in comparative form with the preceding fiscal year, prepared in accordance with GAAP, together with a report of Lessee's independent certified public accountants with respect to their audit of such financial statements; pro-vided that so long as Lessee is subject to the reporting requirements of the Securities Exchange Act of 1934, a copy of Lessee's report on Form 10-K for such fiscal year (excluding exhibits) will satisfy this paragraph
      (b).

            8.2.2 Annual Certificate

            Within 120 days after the close of each fiscal year of Lessee, Lessee shall deliver to Lessor and Mortgagee an Officer's Certificate of Lessee to the effect that such officer is familiar with or has reviewed or caused to be reviewed the relevant terms of this Lease and the other Lessee Operative Agreements and that such officer does not have knowledge of the existence as at the date of such certificate of any Lease Event of Default.

            8.2.3 Information for Filings

            Lessee shall promptly furnish to Owner Participant or Lessor such information (other than with respect to the citizenship of Owner Participant and Lessor) within Lessee's or any Permitted Sublessee's possession, or reasonably available to or obtainable by Lessee or such Permitted Sublessee, as may be required to enable Lessor timely to file any reports required to be filed by it as lessor under the Lease or to enable Owner Participant to timely file any reports required to be filed by it, as the beneficiary of the Trust Estate, in either case, with any Government Entity because of, or in connection with, the interest of Owner Participant or Lessor in the Aircraft, Airframe or Engines, this Lease or any other part of the Trust Estate; provided, however, that with respect to any such information which Lessee or such Permitted Sublessee reasonably deems commercially sensitive or confidential, Owner Participant or Lessor, as the case may be, shall afford Lessee or such Permitted Sublessee a reasonable opportunity to seek from any such Government Entity a waiver of the obligation of Owner Participant or Lessor to file any such information, or shall consent to the filing of such information directly by Lessee or such Permitted Sublessee in lieu of filing by Owner Participant or Lessor, and if any such waiver or consent is evidenced to the reasonable satisfaction of Owner Participant or Lessor, as the case may be, then Lessee shall not be required to furnish such information to Owner Participant or Lessor.

            8.2.4 Other

            Lessee shall furnish annually any such opinions as may be required pursuant to Section 7.1.3(d) of the Participation Agreement.

SECTION 9. VOLUNTARY TERMINATION UPON OBSOLESCENCE

      9.1   Right of Termination

            (a) So long as no Specified Default or Lease Event Default set forth in Section 14.1 or 14.5 below, shall have occurred and be continuing, Lessee shall have the right upon not less than 90 days' prior written notice at its option to terminate this Lease during the Base Lease Term, effective only on a Termination Date occurring after the seventh anniversary of the close of the calendar year in which occurs the applicable Closing Date, if:

            (i) Lessee makes a good faith determination that the Aircraft either has become economically obsolete or is surplus to Lessee's requirements and the Chief Financial Officer or Treasurer of Lessee so certifies in writing to Lessor; or

            (ii) the Aircraft is to be disposed of pursuant to a program of fleet renewal.

            (b) Lessor shall notify Lessee and Mortgagee of Lessor's intention to sell or retain the Aircraft, as provided in this Section 9, no less than 30 days after Lessee gives Lessor written notice pursuant to Section 9.1(a). Any failure by Lessor to give such notice of its election shall be deemed to be an election to sell the Aircraft, as provided in this Section 9.

            (c) Any termination pursuant to this Section 9 shall become effective on the date of the sale, if any, pursuant to Section 9.2 or upon the date of termination and payment by Lessee and Lessor in accordance with Section
9.3 if Lessor elects to retain the Aircraft.

      9.2   Election by Lessor to Sell

            9.2.1 Bids; Closing of Sale

            Unless Lessor has given Lessee notice of Lessor's election to retain the Aircraft, Lessee (or a person authorized by the Lessee, acting as agent for the Lessor, for a commercially reasonable commission payable by Lessee) as agent for Lessor at no expense to Lessor shall, until the date ten Business Days prior to the proposed Termination Date, use commercially reasonable efforts to obtain third-party bids for a cash purchase of the Aircraft and Lessor may, if it desires to do so, also seek to obtain such third-party bids at its own expense. In the event Lessee receives any bid, or more than one bid, Lessee shall promptly, and in any event at least ten Business Days prior to the proposed date of sale, certify to Lessor in writing the amount and terms of such bid or, in the event that there shall be more than one bid, the terms of the highest BONA FIDE all cash bid, the proposed date of such sale and the name and address of the person (who shall not be Lessee or any Affiliate of Lessee or any person with whom Lessee or any such Affiliate has an arrangement for the future use of the Aircraft by Lessee or any such Affiliate) submitting such bid. Notwithstanding anything in this Section 9.2 to the contrary, Lessee shall have no liability to the Lessor or any other party for failure to obtain a higher price for the Aircraft than the price actually obtained, if any, or for the manner in which Lessee solicited bids for the Aircraft, such manner of soliciting bids to be in the sole discretion of Lessee, including, without limitation, the decision whether or not to solicit bids publicly or in any particular market or venue. In addition. Lessee shall have no obligation to Lessor or any other party to accept any bid solicited pursuant to this Section
9.2.1 that Lessee, in good faith, believes is unlikely to result in the consummation of the sale of the Aircraft in accordance with the terms hereof.

            9.2.2 Closing of Sale

            (a) On the proposed Termination Date (i) Lessee shall deliver the Airframe and Engines or engines constituting part of the Aircraft to the bidder, if any, which shall have submitted the highest cash bid on or before the date ten Business Days prior to such Termination Date, in the same manner as if delivery were made to Lessor pursuant to Section 5 and Annex B and in full compliance with the terms thereof, and shall duly transfer to Lessor title to any such engines not owned by Lessor, all in accordance with the terms of
Section 5 and An-
nex B, and (ii) Lessor shall simultaneously therewith transfer the Airframe and Engines or engines to such bidder, in the manner described in Section 4.5, against cash paid by such bidder to Lessor in the amount of such highest bid and in the manner and in funds of the type specified in Section 3.3.

            (b) The proceeds of any sale described in Section 9.2.2(a) shall be paid to and retained by Lessor and, on such Termination Date, and as a condition precedent to such sale and the delivery of the Aircraft and Engines or engines to such bidder, Lessee shall pay to Lessor, in the manner and in funds of the type specified in Section 3.3:

            (i) all unpaid Basic Rent due at any time prior to such Termination Date and all Basic Rent due on such Termination Date to the extent payable in arrears with respect to the Payment Period then ended; plus

            (ii) an amount equal to the excess, if any, of the Termination Value for the Aircraft, computed as of such Termination Date, over the sales price of the Aircraft less any sales commissions or marketing expenses for brokers and agents engaged by Lessee or Permitted Sublessee; PROVIDED that such commission and expenses shall have been deducted from the sales proceeds of the Aircraft; plus

            (iii) as provided in Section 3.2.2, interest on the amounts specified in the foregoing clause (i) at the Payment Due Rate from and including the date on which any such amount was due to the date of payment of such amount in full.

            As a further condition precedent to such sale and delivery, Lessee shall pay all Supplemental Rent (other than Termination Value) due by Lessee to Lessor, Mortgagee or the Participants under this Lease, including, without limitation, (A) Supplemental Rent in respect of Make-Whole Amount, if any, payable pursuant to Section 2.10(b) of the Trust Indenture in connection with a prepayment of the Equipment Notes upon such sale and (B) all interest charges provided for hereunder or under any other Lessee Operative Agreement with respect to the late payment of any amounts so payable. In addition, Lessee shall pay all reasonable out-of-pocket fees and expenses incurred by Lessor, Mortgagee and Owner Participant in connection with such sale and related termination of this Lease (but excluding any sales commissions or marketing expenses for brokers and agents engaged by Lessor or Owner Participant in connection with such sale unless engaged by Lessee on behalf of Lessor).

            (c) Upon and subject to any such sale and receipt of proceeds by Lessor, and full and final payment of all amounts described in Section 9.2.2(b), and compliance by Lessee with all the other provisions of this Section 9.2,

            (i) Lessor will transfer to Lessee, in accordance with Section 4.5, any Engines constituting part of the Aircraft but which were not then installed on the Airframe and sold therewith; and

            (ii) the obligation of Lessee to pay Basic Rent, on or after the Payment Date with reference to which Termination Value is computed, shall cease, and the Term for the Aircraft shall end effective as of the date of such sale.

            (d) A sale of the Aircraft pursuant to this Section 9.2.2 shall take place only on a Termination Date or any such other date within 10 Business Days after a Termination Date as Lessor may consent to, which consent shall not be withheld unreasonably, PROVIDED, that during any such 10-day extension or any part thereof, interest shall accrue on the amount due at a rate of interest equal to the Debt Rate. Subject to Section 9.3, if no sale shall have occurred on or as of the proposed Termination Date, this Agreement shall continue in full force and effect, and all of Lessee's obligations shall continue, including, without limitation, its obligation to pay Rent, in each case, as if the notice under Section 9.1 shall not have been given and, subject to Section 9.2.3(b), Lessee may give another notice pursuant to Section 9.1.

            9.2.3 Withdrawal of Notice of Termination

            (a) Lessee may withdraw any notice given pursuant to Section 9.1 at any time on or before the date ten Business Days prior to the proposed Termination Date, whereupon this Agreement shall continue in full force and effect and all of Lessee's obligations shall continue, including, without limitation, its obligation to pay Rent, in each case, as if the notice under
Section 9.1 shall not have been given and Lessee may give another notice pursuant to Section 9.1; provided that Lessee shall not be entitled to give more than four notices pursuant to Section 9.1.

            (b) Lessee shall pay all reasonable out-of-pocket fees and expenses of Lessor, Mortgagee and Owner Participant in connection with any notice of termination withdrawn by Lessee or in connection with any notice of termination pursuant to which a sale of the Aircraft fails to occur.

      9.3   Retention of Aircraft by Lessor

            (a) If Lessor shall elect to retain the Aircraft in accordance with Section 9.1, on the proposed Termination Date:

            (i) Lessor shall pay, or cause to be paid, in the manner and in funds of the type specified in Section 3.3, to the Mortgagee an amount sufficient to prepay all outstanding Equipment Notes pursuant to Section 2.10(b) of the Trust Indenture;

            (ii) subject to receipt by Mortgagee of the funds described in paragraph (i) above, Lessee shall deliver the Airframe and Engines or engines constituting part of the Aircraft to Lessor pursuant to Section 5 and Annex B and in full compliance with the terms thereof, and shall duly transfer to Lessor title to any such engines not owned by Lessor, all in accordance with the terms of Section 5 and Annex B;

            (iii) Lessee shall pay to Lessor, in the manner and in funds of the type specified in Section 3.3:

                  (1) all unpaid Basic Rent due at any time prior to such Termination Date (or any later date agreed by the parties pursuant to Section 9.2.2(d)) and all Basic Rent due on such Termination Date (or any later date agreed by the parties pursuant to Section 9.2.2(d))to the extent payable in arrears with respect to the Payment Period then ended; plus

                  (2) as provided in Section 3.2.2, interest on the amounts specified in the foregoing clause (1) at the Payment Due Rate from and including the date on which any such amount was due to the date of payment of such amount in full; and

            (iv) Lessee shall also pay all Supplemental Rent due and payable by Lessee to Lessor, Mortgagee or the other Participants under this Lease (other than any Supplemental Rent in respect of Make-Whole Amount, if any, payable pursuant to Section 2.10(b) of the Trust Indenture in connection with a prepayment of the Equipment Notes upon such sale), including without limitation all interest charges provided for hereunder or under any other Lessee Operative Agreement with respect to the late payment of any amounts, so payable, and the reasonable out-of-pocket fees and ex-penses incurred by Lessor, Mortgagee and Owner Participant in connection with such termination and sale;

            (b) Upon full and final payment to Lessor, Mortgagee and the Participants of the amounts described in Section 9.3(a), and compliance by Lessee with all the other applicable provisions of this Section 9.3,

            (i) Lessor will transfer to Lessee, in accordance with Section 4.5, any Engines constituting part of the Aircraft but which were not then installed on the Airframe and sold therewith; and

            (ii) The obligation of Lessee to pay Basic Rent otherwise due on or after the Termination Date shall cease, and the Term for the Aircraft shall end effective as of such Termination Date.

SECTION 10. LOSS, DESTRUCTION, REQUISITION, ETC.

      10.1  Event of Loss With Respect to Aircraft

            10.1.1 Notice and Election

            (a) Upon the occurrence of an Event of Loss with respect to the Airframe, and any Engine or Engines installed thereon at the time of such Event of Loss, Lessee shall promptly (and in any event within 15 days after such occurrence) give Lessor and Mortgagee written notice of such Event of Loss. Within 45 days after such occurrence, Lessee shall give Lessor and Mortgagee written notice of Lessee's election to make payment in respect of such Event of Loss, as provided in Section 10.1.2, or to replace the Airframe, and any such Engines, as provided in Section 10.1.3.

            (b) Any failure by Lessee to give such notice of its election shall be deemed to be an election of the option set forth in Section 10.1.2. In addition, Lessee shall not be entitled to elect the option set forth in Section
10.1.3 if, at the time Lessor receives such notice from Lessee, there shall have occurred and be continuing a Specified Default or Lease Event of Default.

            (c) For purposes of Section 10.1.2, an Event of Loss with respect to the Airframe shall be deemed to constitute an Event of Loss with respect to the Aircraft. For purposes of

Section 10.1.3, any Engine not actually suffering an Event of Loss shall not be required to be replaced.

            10.1.2 Payment of Loss and Termination of Lease

            (a) If Lessee elects, in accordance with Section 10.1.1, to make payment in respect of any such Event of Loss, then Lessee shall pay, in the manner and in funds of the type specified in Section 3.3, the following amounts:

            (i)   on or before the Business Day next following the earlier of
      (x) the 180th day following the date of the occurrence of such Event of Loss, and (y) no later than the third Business Day following the receipt of all insurance proceeds with respect to such occurrence (but in any event not earlier than the date of Lessee's election under Section 10.1.1 to make payment under this Section 10.1.2), Lessee shall pay to Lessor an amount equal to the Stipulated Loss Value of the Aircraft as of the Loss Payment Date plus (a) all unpaid Basic Rent or Renewal Rent, as the case may be, payable in advance and due prior to the Loss Payment Date, plus
      (b) any unpaid Basic Rent or Renewal Rent, as the case may be, payable in arrears and due on or before such Loss Payment Date, plus (c) all other amounts of Supplemental Rent due on or before the Loss Payment Date and any reasonable expenses and costs incurred in connection with such Event of Loss by Lessor, the Owner Participant or the Mortgagee (including with respect to Make-Whole Amount, if any).

            (ii) on or before the date required for payment of the amounts specified in paragraph (i) above, Lessee shall also pay to Lessor, Mortgagee and the other Participants all other amounts due and payable by Lessee to Lessor, Mortgagee and the other Participants under this Lease, the Participation Agreement or any other Lessee Operative Agreement.

            (b) Upon payment in full of all amounts described in the foregoing paragraph (a),(i) the obligation of Lessee to pay Basic Rent or Renewal Rent hereunder with respect to the Aircraft shall terminate, (ii) the Term for the Aircraft shall end and (iii) Lessor will transfer the Aircraft to Lessee, as-is and where-is, and subject to any insurer's salvage rights, but otherwise in the manner described in Section 4.5.

            10.1.3 Replacement of Airframe and Engines

            (a) If Lessee elects, in accordance with Section 10.1.1, to replace the Airframe, and any Engines actually suffering the Event of Loss, then Lessee shall, as promptly as possible and in any event within 180 days after the occurrence of such Event of Loss, convey or cause to be conveyed to Lessor, in compliance with Section 10.3 and as replacement for the Airframe, and any such Engine, title to a Replacement Airframe (which shall comply with paragraph (b) below), and for each such Engine a Replacement Engine, in each case free and clear of all Liens other than Permitted Liens. If Lessee makes such election, but for any reason fails or is unable to effect such replacement within such time period and in compliance with the requirements set forth in Section 10.3, then Lessee shall be deemed to have initially made the election set forth in
Section 10.1.2 with the effect that Lessee shall immediately pay, in the manner and in funds of the type specified in Section 3.3, the amounts required under, and in accordance with, Section 10.1.2.

            (b) Any such Replacement Airframe shall be an airframe that is the same model as the Airframe to be replaced thereby, or an improved model, and that has a value, utility and remaining useful life (without regard to hours or cycles remaining until the next regular maintenance check), at least equal to the Airframe to be replaced thereby (assuming that such Airframe had been maintained in accordance with the Lease). Any such Replacement Engine shall meet the requirements of, and be conveyed by Lessee to Lessor in accordance with,
Section 10.2 (other than the notice requirement set forth in Section 10.2.1).

      10.2  Event of Loss With Respect to an Engine

            10.2.1 Notice

            Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which an Event of Loss with respect to the Airframe has not occurred, Lessee shall promptly (and in any event within 15 days after such occurrence) give Lessor written notice of such Event of Loss.

            10.2.2 Replacement of Engine

            Lessee shall, promptly and in any event within 90 days after the occurrence of such Event of Loss, convey or cause to be conveyed to Lessor, in compliance with Section 10.3 and as replacement for the Engine with respect to which any Event of Loss occurred, title to a Replacement Engine free and clear of all Liens other than Permitted Liens. Such Replacement Engine shall be an engine that is the same or improved make and model as the Engine to be replaced, and that is suitable for installation and use on the Airframe, and that has a value, utility and remaining useful life (without regard to hours and cycles remaining until overhaul) at least equal to the Engine to be replaced thereby (assuming that such Engine had been maintained in accordance with the Lease).

            10.2.3 Engine Exchange

            Upon not less than five (5) Business Days' prior written notice to Lessor, Lessee may replace any Engine leased hereunder with another engine (the "Exchanged Engine") meeting the requirements of Section 10.2.2. Such Exchanged Engine shall be deemed to be a "Replacement Engine" and Lessor and Lessee shall comply with the provisions of Section 10.3 with regard to the Exchanged Engine and the Engine so replaced.

      10.3  Conditions to Any Replacement

            10.3.1 Documents

            Prior to or at the time of conveyance of title to any Replacement Airframe or Replacement Engine to Lessor, Lessee shall take each of the following actions:

            (a) furnish Lessor with a full warranty bill of sale duly conveying to Lessor such Replacement Airframe or Replacement Engine, in form and substance reasonably satisfactory to Lessor and cause such Replacement Airframe to be duly registered in the name of Lessor pursuant to the Act;

            (b) cause (i) a Lease Supplement subjecting such Replacement Airframe or Replacement Engine to this Lease, duly executed by Lessee, to be delivered to Lessor for execution and, upon such execution, to be filed for recordation with the FAA pursuant to the Act, (ii) a Trust Indenture Supplement, subjecting such Replacement Airframe or Replacement Engine to the Trust Indenture, to be delivered to Lessor for execution and, upon execution, to be filed for recordation with the FAA pursuant to the Act and (iii) such Financing Statements and other filings, as Lessor or Mortgagee may reasonably request, duly executed by Lessee and, to the extent applicable, Lessor and Mortgagee

      (and Lessor and Mortgagee shall execute and deliver the same), to be filed in such locations as any such party may reasonably request;

            (c) furnish such evidence of compliance with the insurance provisions of Section 11 with respect to such Replacement Airframe or Replacement Engine as Lessor may reasonably request;

            (d) furnish an opinion or opinions of Lessee's counsel (which may be Lessee's legal department) reasonably satisfactory to Lessor and addressed to Lessor and Mortgagee to the effect that (i) such full warranty bill of sale referred to in Section 10.3.1(a) constitutes an effective instrument for the conveyance of title to the Replacement Airframe or Replacement Engine and (ii) in the case of a Replacement Airframe, Lessor and Mortgagee, as assignee of Lessor, will be entitled to the benefits of Section 1110 with respect to the Replacement Airframe, provided that such opinion referred to in this clause (ii) need not be delivered to the extent that immediately prior to such replacement the benefits of Section 1110 were not, solely by reason of a change in law or court interpretation thereof, available to Lessor or Mortgagee, as assignee of Lessor;

            (e) furnish an opinion of Lessee's aviation law counsel reasonably satisfactory to Lessor and addressed to Lessor and Mortgagee as to the due registration of any such Replacement Airframe and the due filing for recordation of each Lease Supplement and Trust Indenture Supplement with respect to such Replacement Airframe or Replacement Engine under the Act;

            (f) with respect to any Replacement Airframe, furnish an opinion of tax counsel, selected by Owner Participant and reasonably satisfactory to Lessee, as to the federal income tax consequences (without any requirement as to the nature of such Federal income tax consequences) to Lessor and Owner Participant of any such replacement;

            (g) with respect to the replacement of the Airframe, and any Engine installed thereon at the time of the subject Event of Loss, if requested by Lessor and at Lessor's expense, furnish a certified report of a qualified independent aircraft appraiser, reasonably satisfactory to Lessor, certifying that such Replacement Airframe and any such Replacement Engine complies with the value, utility and remaining useful life requirements set forth in Section 10.1.3(b).

            Lessor and Lessee understand and agree that if at the time of any replacement of the Airframe or any Engine, as contemplated in this Section 10, the Airframe was registered in a jurisdiction other than the United States, then the requirements set forth above in this Section 10.3.1 relating to compliance with the requirements of the Act or the FAA, shall be deemed to refer to the comparable applicable Law of, and the Aviation Authority of, such other jurisdiction.

            10.3.2 Other Obligations

            (a) Lessor and Lessee agree that, upon any Replacement Airframe becoming the Airframe hereunder, and upon any Replacement Engine becoming an Engine hereunder, this Lease shall continue to be, and shall be treated as, a lease for U.S. federal income tax purposes of, among other things, such Replacement Airframe and such Replacement Engine. Without limiting the foregoing, Lessee and Lessor intend that Lessor shall, in all events, be entitled to the benefits of Section 1110 with respect to any Replacement Airframe or Replacement Engine and Lessee and Lessor shall cooperate and take such action as the other may reasonably request so as to ensure that Lessor shall be entitled to such benefits; provided that Lessor shall not be entitled to such benefits to the extent that immediately prior to any Replacement Engine becoming an Engine hereunder, the benefits of Section 1110 were not, solely by reason of a change in law or court interpretation thereof, available to Lessor or Mortgagee, as assignee of Lessor.

            (b) No Event of Loss with respect to an Engine, or with respect to an Airframe, shall result in, or otherwise allow or permit (other than as provided in Section 10.1.2(b)), any reduction, deferral, discharge or other change in the timing or amount of any Rent payable by Lessee hereunder, and (subject to such Section 10.1.2(b)) Lessee shall pay all such Rent and other amounts as though such Event of Loss had not occurred.

      10.4  Conveyance to Lessee

            Upon compliance by Lessee with the applicable terms of Sections 10.1.3, 10.2 and 10.3.1, Lessor will transfer to Lessee the Airframe or Engine, as the case may be, with respect to which such Event of Loss occurred, in accordance with Section 4.5.

      10.5  Application of Payments

            Any amounts, other than insurance proceeds in respect of damage or loss not constituting an Event of Loss (the application of which is provided for in Section 11), received at any time by Lessor, Lessee or any Permitted Sublessee from any Government Entity or any other Person in respect of any Event of Loss will be applied as follows:

            10.5.1 Replacement of Airframe and Engines

            If such amounts are received with respect to the Airframe, and any Engine installed thereon at the time of such Event of Loss, then depending upon whether such amounts are above or below the Threshold Amount, such amounts will be paid over to either Lessor or Lessee, as applicable, in accordance with paragraph B.1(ii)(A) and (B) of Annex D, as applicable, and upon compliance by Lessee with the applicable terms of Section 10.1.3 with respect to the Event of Loss for which such amounts are received, any such amounts not previously paid to Lessee shall be paid over to, Lessee.

            10.5.2 Loss of Engine

            If such amounts are received with respect to an Engine (other than an Engine installed on the Airframe at the time such Airframe suffers an Event of Loss), then depending upon whether such amounts are above or below the Threshold Amount, such amounts will be paid over to either Lessor or Lessee, as applicable, in accordance with clauses (ii)(A) and (B) of the second paragraph of Section B.1. of Annex D, as applicable, and upon compliance by Lessee with the applicable terms of Section 10.2.2 with respect to the Event of Loss for which such amounts are received, any such amounts not previously paid to Lessee shall be paid over to, Lessee.

            10.5.3 Payment of Loss

            If such amounts are received, in whole or in part, with respect to the Airframe, and Lessee makes, has made or is deemed to have made the election set forth in Section 10.1.2, such amounts shall be applied as follows:

            (a) first, if the sum described in Section 10.1.2 has not then been paid in full by Lessee, such amounts shall be paid to Lessor (or to Mortgagee so long as Mortgagee has not given notice to Lessee that the Lien of the Trust Indenture has been duly discharged, except with re-spect to Excluded Payments) to the extent necessary to pay in full such sum;

            (b) second, the remainder, if any, shall be paid to Lessee.

      10.6  Requisition of Aircraft for Use

            If any Government Entity shall requisition for use the Airframe and the Engines or engines installed thereon, and if the same does not constitute an Event of Loss, Lessee shall promptly notify Lessor and Mortgagee of such requisition and all of Lessee's obligations under this Agreement shall continue to the same extent as if such requisition had not occurred; provided, however, that if the Airframe and Engines or engines installed thereon are not returned to Lessor by Lessee at the end of the Term or within 180 days thereafter, and Lessor, upon notice given not less than 30 days nor more than 120 days before the end of the Term, shall have elected to treat such event as constituting an Event of Loss with respect to the Aircraft, Lessee shall then be deemed to have made the election set forth in Section 10.1.2 with the effect that Lessee shall be obligated to pay the Stipulated Loss Value and all other amounts payable pursuant to Section 10.1.2 with respect to the Aircraft as if an Event of Loss had occurred as of the end of the Term. If Lessor shall not have elected to treat such event as an Event of Loss, Lessee shall be obligated to return the Airframe and Engines or engines to Lessor pursuant to, and in all other respects to comply with the provisions of, Section 5 promptly upon their return by such Government Entity, and Lessee shall pay to Lessor upon such return an amount equal to the average daily Basic Rent or Renewal Rent, as the case may be, payable by Lessee during the Term for each day after the end of the Term to but excluding the day of such return, up to a maximum of 30 days.

      10.7  Requisition of an Engine for Use

            If any Government Entity shall requisition for use any Engine but not the Airframe, Lessee will, if such requisition continues to the end of the Term, replace such Engine by complying with the applicable terms of Sections
10.2 and 10.3 to the same extent as if an Event of Loss had occurred with respect to such Engine, and any payments received by Lessor or Lessee from such Government Entity with respect to such requisition shall be paid or retained in accordance with Section 10.5.2.

      10.8  Application of Payments

            All payments received by Lessor or Lessee, or any Permitted Sublessee, from any Government Entity for the use of the Airframe and Engines or engines installed thereon during the Term shall be paid over to, or retained by, Lessee and all payments received by Lessor or Lessee from any Government Entity for the use of the Airframe and Engines or engines installed thereon after the Term shall be paid over to, or retained by, Lessor; provided that, if such requisition constitutes an Event of Loss, or Lessor has elected under Section
10.6 to treat such requisition as an Event of Loss, then all such payments shall be paid over to Lessor (or to Mortgagee so long as Mortgagee has not given notice to Lessee that the Lien of the Trust Indenture has been duly discharged), and held as provided in Section 10.5.

      10.9 Application of Payments During Existence of a Specified Default or Lease Event of Default

            Any amount described in this Section 10 that is payable or creditable to, or retainable by, Lessee shall not be paid or credited to, or retained by, Lessee if at the time such payment, credit or retention would otherwise occur a Specified Default or Lease Event of Default shall have occurred and be continuing, but shall instead be held by or paid over to Lessor (or to Mortgagee so long as Mortgagee has not given notice to Lessee that, the Trust Indenture has been duly discharged) as security for the obligations of Lessee under this Lease and the other Lessee Operative Agreements and shall be invested pursuant to Section 4.4 hereof unless and until such amount is applied, at the option of Lessor, or upon the written request of Lessee to Lessor, from time to time during the continuance of a Lease Event of Default, to Lessee's obligations under this Lease as and when due, it being understood that any such application shall be made to such obligations of Lessee as Lessor may determine in its sole discretion. At such time as there shall not be continuing any Specified Default or Lease Event of Default, such amount shall be paid to Lessee to the extent not previously applied in accordance with this Section 10.9.

SECTION 11. INSURANCE

      11.1  Lessee's Obligation to Insure

            Lessee shall comply with, or cause to be complied with, each of the provisions of Annex D, which provisions are hereby incorporated by this reference as if set forth in full herein.

      11.2  Insurance for Own Account

            Nothing in Section 11 shall limit or prohibit (a) Lessee from maintaining the policies of insurance required under Annex D with higher limits than those specified in Annex D, or (b) Lessor, Mortgagee or Owner Participant from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, however, that no insurance may be obtained or maintained that would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by Lessee pursuant to this Section 11 and Annex D.

      11.3  Indemnification by Government in Lieu of Insurance

            Lessor agrees to accept, in lieu of insurance against any risk with respect to the Aircraft described in Annex D, indemnification from, or insurance provided by, the U.S. Government, or upon the written consent of Lessor, other Government Entity, against such risk in an amount that, when added to the amount of insurance (including permitted self-insurance), if any, against such risk that Lessee (or any Permitted Sublessee) may continue to maintain, in accordance with this Section 11, during the period of such requisition or transfer, shall be at least equal to the amount of insurance against such risk otherwise required by this Section 11.

      11.4  Application of Insurance Proceeds

            As between Lessor and Lessee, all insurance proceeds received as a result of the occurrence of an Event of Loss with respect to the Aircraft or any Engine under policies required to be maintained by Lessee pursuant to this
Section 11 will be applied in accordance with Section 10.5. All proceeds of insurance required to be maintained by Lessee, in accordance with Section 11 and Section B of Annex D, in respect of any property damage or loss not constituting an Event of Loss with respect to the Aircraft, Airframe or any Engine will be applied in payment (or to reimburse Lessee) for repairs or for replacement property, and any balance remaining after such repairs or replacement with respect to such damage or loss shall be paid over to, or retained by, Lessee.

      ll.5 Application of Payments During Existence of Specified Default or Event of Default

            If a Specified Default or Event of Default shall have occurred and be continuing at any time that an amount described in this Section 11 is payable or creditable to, or retainable by, Lessee, Lessee shall cause such amount to be paid over to Lessor (or to Mortgagee so long as Mortgagee has not given notice to Lessee that the Lien of the Trust Indenture has been duly discharged) as security for the obligations of Lessee under this Lease and shall be invested pursuant to Section 4.4 hereof unless and until such amount is applied, at the option of Lessor, or upon the written request of Lessee to Lessor, from time to time during the continuance of a Specified Default or Event of Default, to Lessee's obligations under this Lease and the other Lessee Operative Agreements as and when due, it being understood that any such application shall be made to such obligations of Lessee as Lessor may determine in its sole discretion. At such time as there shall not be continuing any Specified Default or Event of Default, such amount shall be paid to Lessee to the extent not previously applied in accordance with this Section 11.5.

SECTION 12. INSPECTION

            (a) At all reasonable times Lessor, Mortgagee or the Owner Participant, and their respective authorized representatives (the "Inspecting Parties") may (not more than once every 12 months unless a Lease Event of Default has occurred and is continuing then such inspection right shall not be so limited) inspect the Aircraft, Airframe and Engines (including, without limitation, the Aircraft Documents) and any such Inspecting Party may make copies of such Aircraft Documents not reasonably deemed confidential by Lessee or such Permitted Sublessee.

            (b) Any inspection of the Aircraft hereunder shall be limited to a visual, walk-around inspection and shall not include the opening of any panels, bays or other components of the Aircraft, PROVIDED, HOWEVER, that in the event any such panels, bays or other components shall have already been opened and continue to remain open at the sole discretion of Lessee or the Permitted Sublessee, then such inspection may include such opened areas, and no such inspection shall interfere with Lessee's or any Permitted Sublessee's maintenance and operation of the Aircraft, Airframe and Engines.

            (c) With respect to such rights of inspection, Lessor, Owner Participant and Mortgagee shall not have any duty or liability to make, or any duty or liability by reason of not making, any such visit, inspection or survey.

            (d) Each Inspecting Party shall bear its own expenses in connection with any such inspection (including the cost of any copies made in accordance with Section 12(a)).

            (e) Upon prior written request by Owner Participant, Lessee shall disclose to Owner Participant as soon as practicable any heavy maintenance inspection of the Aircraft scheduled to take place within the 12-month period following such request.

            (f) Upon the request of the Lessor, the Lessee shall provide to the Lessor, not more frequently than once per calendar year, or, if an Event of Default has occurred and is continuing, not more frequently than once per calendar quarter, a written report with respect to the flight hours and cycles of operation of the Airframe and each Engine during the period since the end of the period to which the most recent such report related (or, if there has been no such previous report, since the commencement of the Term) through the last day of the calendar year, or quarter, as the case may be, most recently ended prior to the date of the current report.

SECTION 13. ASSIGNMENT; MERGER; SUCCESSOR OWNER TRUSTEE

      13.1  In General

            This Lease and the other Lessee Operative Agreements shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns. Except as otherwise expressly permitted by the terms of the Lease or any other Lessee Operative Agreement, Lessee will not, without the prior written consent of Lessor and Mortgagee, assign any of its rights under this Lease, such consent not to be unreasonably withheld. Except as otherwise provided herein (including, without limitation, under the provisions of Section 15 hereof), Lessor and Mortgagee may not assign or convey any of their right, title and interest in and to this Lease or the Aircraft without the prior written consent of Lessee, such consent not to be unreasonably withheld.

      13.2  Merger of Lessee

            13.2.1 In General

            Lessee shall not consolidate with or merge into any other person under circumstances in which Lessee is not the surviving corporation, or convey, transfer or lease in one or more transactions all or substantially all of its assets to any other person, unless:

            (a) such person is organized, existing and in good standing under the Laws of the United States, any State of the United States or the District Columbia and, upon consummation of such transaction, such person will be a U.S. Air Carrier;

            (b) such person executes and delivers to Lessor, Owner Participant and Mortgagee a duly authorized, legal, valid, binding and enforceable agreement, reasonably satisfactory in form and substance to Lessor, containing an effective assumption by such person of the due and punctual performance and observance of each covenant, agreement and condition in the Lessee Operative Agreements to be performed or observed by Lessee;

            (c) such person makes such filings and recordings with the FAA pursuant to the Act as shall be necessary to evidence such consolidation or merger;

            (d) immediately after giving effect to such consolidation or merger no Lease Event of Default shall have occurred and be continuing; and

            (e) Lessee shall have promptly notified Owner Participant of such merger or consolidation and provided Owner Participant with copies of all filings and recordings with the SEC in connection therewith.

            13.2.2 Effect of Merger

            Upon any such consolidation or merger of Lessee with or into, or the conveyance, transfer or lease by Lessee of all or substantially all of its assets to, any Person in accordance with this Section 13.2, such Person will succeed to, and be substituted for, and may exercise every right and power of, Lessee under the Lessee Operative Agreements with the same effect as if such person had been named as "Lessee" therein. No such consolidation or merger, or conveyance, transfer or lease, shall have the effect of releasing Lessee or such Person from any of the obligations, liabilities, covenants or undertakings of Lessee under the Lessee Operative Agreements.

      13.3  Assignment Security for Lessor's Obligations

            In order to secure the indebtedness evidenced by the Equipment Notes, Lessor has agreed in the Trust Indenture, among other things, to assign to Mortgagee this Lease and to mortgage the Aircraft, Airframe and Engines in favor of Mortgagee, subject to the reservations and conditions therein set forth. Lessee hereby accepts and consents to the assignment of all Lessor's right, title and interest in and to this Lease pursuant to the terms of the Trust Indenture. In accordance with Section 3.3 (c), Lessee agrees to pay directly to Mortgagee (or, after receipt by Lessee of notice from Mortgagee of the discharge of the Lien of the Trust Indenture, to Lessor), all amounts of Rent (other than Excluded Payments) due or to become due hereunder and assigned to Mortgagee and Lessee agrees that Mortgagee's right to such payments hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, the circumstances set forth in
Section 16 hereof. Notwithstanding the foregoing assignment of this Lease, the obligations of Lessee to Lessor to perform the terms and conditions of this Lease shall remain in full force and effect.

      13.4  Successor Owner Trustee

            Lessee agrees that in the case of the appointment of any successor Owner Trustee pursuant to the terms of the Participation Agreement and the Trust Agreement, such successor Owner Trustee shall, upon written notice by such successor Owner Trustee to Lessee, succeed to all the rights, powers and title of Lessor hereunder and shall be deemed to be Lessor and the owner of the Aircraft and the other assets of the Trust Estate for all purposes hereof without the necessity of any consent or approval by Lessee and without in any way altering the terms of this Lease or Lessee's obligations hereunder. An appointment and designation of a successor Owner Trustee shall not exhaust the right to appoint and designate further successor or additional Owner Trustees pursuant to the Participation Agreement and the Trust Agreement, and such right may be exercised repeatedly as long as this Lease shall be in effect.

SECTION 14. LEASE EVENTS OF DEFAULT

            The occurrence of any one or more of the following circumstances, conditions, acts or events, for any reason whatsoever and whether any such circumstance, condition, act or event shall be voluntary or involuntary or come about or be effected by operation of Law or pursuant to or in compliance with any judgment, decree, order, rule or regulation of any Government Entity, shall constitute a Lease Event of Default so long as it shall not have been remedied:

      14.1  Payments

            Lessee shall fail to pay any amount of Basic Rent, Renewal Rent, Stipulated Loss Value or Termination Value when due and such failure shall continue for or period in excess of ten (10) Business Days after the same shall become due; or Lessee shall fail to pay any Supplemental Rent (other than Stipulated Loss Value or Termination Value) when due and such failure shall continue for a period in excess of ten (10) Business Days from and after the date of any written notice to Lessee from Lessor of the failure to make such payment when due; provided that any such failure to pay any Excluded Payment shall not constitute a Lease Event of Default until written notice is given by the Owner Participant to Lessee and Mortgagee that such failure constitutes a Lease Event of Default and such failure shall have continued for a period in excess of ten (10) Business Days after such notice.

      14.2  Insurance

            Lessee shall fail to carry and maintain, or cause to be carried and maintained, insurance on and in respect of the Aircraft, Airframe and Engines in accordance with the provisions of Section 11.

      14.3  Other Covenants

            Lessee shall fail to observe or perform (or caused to be observed and performed) in any material respect any other covenant, agreement or obligation to be observed or performed by it as set forth herein or in any other Lessee Operative Agreement (other than the covenants, agreements and obligations set forth in the Tax Indemnity Agreement), and such failure shall continue unremedied for a period of 30 days from and after the date of written notice thereof to Lessee from Lessor or Mortgagee, unless such failure is capable of being corrected and Lessee shall be diligently proceeding to correct such fail-ure, in which case there shall be no Lease Event of Default unless and until such failure shall continue unremedied for a period of 180 days after receipt of such notice.

      14.4  Representations and Warranties

            Any material representation or warranty made by Lessee herein, in the Participation Agreement or in any other Lessee Operative Agreement (other than the representations and warranties of Lessee in the Tax Indemnity Agreement) (a) shall prove to have been untrue or inaccurate in any material respect as of the date made, (b) such untrue or inaccurate representation or warranty is material at the time in question and (c) the same shall remain uncured (to the extent of the adverse impact of such incorrectness on the interest of the Participants or Lessor) for a period in excess of 30 days from and after the date of written notice thereof from Lessor or Mortgagee to Lessee.

      14.5  Bankruptcy and Insolvency

            (a) Lessee shall consent to the appointment of or the taking of possession by a receiver, trustee or liquidator of itself or of substantially all of its property, or Lessee shall admit in writing its inability to pay its debts generally as they come due, or does not pay its debts generally as they become due or shall make a general assignment for the benefit of creditors, or Lessee shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief in a case under any bankruptcy Laws or other insolvency Laws (as in effect at such time), or Lessee shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other similar Law providing for the reorganization or winding-up of corporations (as in effect at such time) or Lessee's board of directors shall adopt a resolution authorizing any of the foregoing; or

            (b) an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of Lessee, a receiver, trustee or liquidator of Lessee or of substantially all of its property, or substantially all of the property of Lessee shall be sequestered, and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed and unvacated for a period of 90 days after the date of entry thereof; or

            (c) a petition against Lessee in a case under any bankruptcy Laws or other insolvency Laws (as in effect at such time) is filed and not withdrawn or dismissed within 90 days thereafter, or if, under the provisions of any Law providing for reorganization or winding-up of corporations which may apply to Lessee, any court of competent jurisdiction assumes jurisdiction, custody or control of Lessee or of substantially all of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed and unterminated for a period of 90 days.

SECTION 15. REMEDIES AND WAIVERS

      15.1  Remedies

            If any Lease Event of Default shall occur and be continuing, Lessor may, at its option and at any time and from time to time, exercise any one or more of the following remedies as Lessor in its sole discretion shall elect:

            15.1.1 Return and Repossession

            Lessor may cause Lessee, upon giving written notice to Lessee, to return promptly, and Lessee shall return promptly, the Airframe and Engines as Lessor may so demand, to Lessor or its order in the manner and condition required by, and otherwise in accordance with, all the provisions of Section 5 as if the Airframe or Engine were being returned at the end of the Base Lease Term or any Renewal Lease Term or Lessor, at its option, may enter upon the premises where the Airframe or any Engine, or any Part thereof, are located and take immediate possession of and remove the same by summary proceedings or otherwise, all without liability accruing to Lessor for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise.

            15.1.2 Sale and Use

            Lessor may sell the Airframe and/or any Engine at public or private sale, at such times and places, and to such Persons (including Lessor, Mortgagee or any Participant), as Lessor may determine; or Lessor may otherwise dispose of, hold, use, operate, lease to others or keep idle the Airframe and/or any Engine, as Lessor, in its sole discretion, may determine, all free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect thereto, except as hereinafter set forth in this
Section 15, and except to the extent that such proceeds would constitute, under applicable Law, a mitigation of Lessor's damages suffered or incurred as a result of the subject Lease Event of Default. Lessor shall give Lessee at least 15 days prior written notice of the date fixed for any public sale of the Airframe and/or any Engine or of the date on or after which will occur the execution of any contract providing for any private sale.

            15.1.3 Certain Liquidated Damages

            Whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under Section 15.1.1 or 15.1.2 with respect to the Airframe and/or any Engine, or any Part thereof, Lessor, by written notice to Lessee specifying a payment date (which shall be the Stipulated Loss Value Date next occurring not less than 10 days after the date of such notice), may demand Lessee to pay to Lessor, and Lessee shall pay to Lessor, on the payment date so specified and in the manner and in funds of the type specified in Section 3.3, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent or Renewal Rent, as the case may be, for the Aircraft in respect of all periods commencing on or after the date specified for payment in such notice), the following amounts:

            (a) all unpaid Basic Rent or Renewal Rent, as the case may be, due at any time prior to the Stipulated Loss Value Date specified in such notice; plus

            (b) whichever of the following amounts Lessor, in its sole discretion shall specify in such notice:

            (i) an amount equal to the excess, if any, of the present value, computed as of the Stipulated Loss Value Date specified in such notice, discounted to such date at a rate per annum equal to the Debt Rate, compounded semi-annually, of all unpaid Basic Rent during the then remaining portion of the Base Lease Term or, if a Renewal Lease Term has commenced, of all unpaid Renewal Rent during the remaining portion of such Renewal Lease Term, over the Fair Market Rental Value of the Aircraft for the remainder of the Term, after discounting such Fair Market Rental Value to its then present value (at a rate per annum equal to the Debt Rate, compounded semiannually) as of the Stipulated Loss Value Date specified in such notice, or

            (ii) an amount equal to the excess, if any, of the Stipulated Loss Value for the Aircraft, computed as of the Stipulated Loss Value Date specified in such notice, over the Fair Market Sales Value of the Aircraft, as of the Stipulated Loss Value Date specified in such notice; plus

            (c) interest on the amounts specified in the foregoing clause (a) at the Payment Due Rate from and including the date on which any such amount was due to the date of payment of such amount; plus

            (d)   interest on the amount specified in the foregoing clause (b)
      (i) or (b) (ii), according to Lessor's election, at the Payment Due Rate from and including the Stipulated Loss Value Date specified in such notice to the date of payment of such amount.

            15.1.4 Liquidated Damages Upon Sale

            If Lessor, pursuant to Section 15.1.2 or applicable Law, shall have sold the Airframe and/or any Engine, Lessor, in lieu of exercising its rights under Section 15.1.3 with respect to the Aircraft, Airframe or any Engine, as the case may be, may, if Lessor shall so elect, upon giving written notice to Lessee, demand Lessee to pay Lessor, and Lessee shall pay to Lessor, on the date of such sale and in the manner and in funds of the type specified in Section 3.3, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent or Renewal Rent, as the case may be, for the Aircraft in respect of all periods commencing on or after the date of such sale), the following amounts:

            (a) all unpaid Basic Rent or Renewal Rent, as the case may be, due at any time prior to the Stipulated Loss Value Date on or immediately preceding the date of such sale; plus

            (b) an amount equal to the excess, if any, of (i) the Stipulated Loss Value of the Aircraft, computed as of the Stipulated Loss Value Date used in the foregoing clause (a) for the computation of unpaid Rent, over
      (ii) the proceeds of such sale, minus all reasonable costs of Lessor and Mortgagee in connection with the sale; plus

            (c) if the date of such sale is not a Stipulated Loss Value Date, an amount equal to interest on the outstanding principal amount of the Equipment Notes at the rate per annum borne thereby from and including the Stipu-lated Loss Value Date used in the foregoing clause (a) for the computation of unpaid Rent to the date of such sale; plus

            (d) interest on the amounts specified in the foregoing clause (a) at the Payment Due Rate from and including the date on which any such amount was due to the date of payment of such amount; plus

            (e) interest on the sum of the amounts specified in the foregoing clause (b) at the Payment Due Rate from and including the date of such sale to the date of payment of such amounts.

            15.1.5 Rescission

            Lessor may (i) at its option, rescind or terminate this Lease as to the Aircraft, Airframe or any Engine, or any Part thereof, or (ii) exercise any other right or remedy that may be available to it under applicable Law or proceed by appropriate court action to enforce the terms hereof.

            15.1.6 Other Remedies

            (a) In addition to the foregoing remedies (but without duplication of amounts otherwise paid under this Section 15), Lessee shall be liable for any and all unpaid Rent due hereunder before, during or after (except as otherwise provided herein) the exercise of any of the foregoing remedies and for all reasonable attorneys' fees and other costs and expenses of Lessor, Mortgagee the Owner Participant and the Note Holders, including, without limitation, interest on overdue Rent at the rate as herein provided, incurred by reason of the occurrence of any Lease Event of Default or the exercise of Lessor's remedies with respect thereto, including all reasonable costs and expenses incurred in connection with the return of the Airframe or any Engine, in accordance with the terms of Section 5 or in placing the Airframe or any Engine, in the condition and airworthiness required by Section 5.

            (b) The prevailing party in any dispute between Lessee and Lessor under this Lease shall be entitled to reimbursement from the other party for all reasonable attorneys' fees and other costs and expenses of such prevailing party, incurred by reason of such dispute.

      15.2  Limitations Under CRAF

            Notwithstanding the provisions of Section 15.1, during any period that the Aircraft, Airframe or any Engine is subject to CRAF in accordance with the provisions of Section 7.2.3 and in the possession of the U.S. Government, Lessor shall not, as a result of any Lease Event of Default, exercise its remedies hereunder in such manner as to limit Lessee's control under this Lease (or any Permitted Sublessee's control under any Permitted Sublease) of the Aircraft, Airframe or such Engine, unless at least 30 days' (or such other period as may then be applicable under CRAF) written notice of default hereunder shall have been given by Lessor or Mortgagee by registered or certified mail to Lessee (and any Permitted Sublessee) with a copy to the Contracting Officer Representative or Representatives for the Military Airlift Command of the United States Air Force to whom notices must be given under the contract governing Lessee's (or any Permitted Sublessee's) participation in CRAF with respect to the Aircraft, Airframe or any Engine.

      15.3  Right to Perform for Lessee

            If Lessee (i) fails to make any payment of Rent required to be made by it hereunder or (ii) fails to perform or comply with any of its agreements contained herein and such failure continues for a period of thirty days after written notice thereof is given by Lessor or Mortgagee to Lessee, Lessor or Mortgagee may (but shall not be obligated to) make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the expenses of Lessor or Mortgagee incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Payment Due Rate, shall be deemed Supplemental Rent, payable by Lessee upon demand by Lessor or Mortgagee, whichever is entitled thereto. No such payment, performance or compliance shall be deemed to cure any Lease Default or Lease Event of Default or otherwise relieve Lessee of its obligations with respect thereto.

      15.4  Determination of Fair Market Rental Value and Fair Market Sales
            Value

            For the purpose of this Section 15 only, the "Fair Market Rental Value" or the "Fair Market Sales Value" of the Aircraft, Airframe or any Engine, shall be determined on an "as is, where is" basis and shall take into account customary brokerage and other out-of-pocket fees and expenses which typi-cally would be incurred in connection with a re-lease or sale of the Aircraft, Airframe or any Engine. Any such determination shall be made by an Appraiser selected by Lessor and the costs and expenses associated therewith shall be borne by Lessee, unless Lessor does not obtain possession of the Aircraft, Airframe and Engines pursuant to this Section 15, in which case an Appraiser shall not be appointed and Fair Market Rental Value and Fair Market Sales Value for purposes of this Section 15 shall be zero.

      15.5  Remedies Cumulative

            Nothing contained in this Lease shall be construed to limit in any way any right, power, remedy or privilege of Lessor hereunder or under any other Operative Agreement or now or hereafter existing at law or in equity. Each and every right, power, remedy and privilege hereby given to, or retained by, Lessor in this Lease shall be in addition to and not in limitation of every other right, power, remedy and privilege given under the Operative Agreements or now or hereafter existing at law or in equity. Each and every right, power, remedy and privilege of Lessor under this Lease and any other Operative Agreement may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by Lessor. All such rights, powers, remedies and privileges shall be cumulative and not mutually exclusive, and the exercise of one shall not be deemed a waiver of the right to exercise any other. Lessee hereby waives to the extent permitted by applicable Law any right which it may have to require Lessor to choose or elect remedies.

SECTION 16. LESSEE'S OBLIGATIONS; NO SETOFF, COUNTERCLAIM, ETC.

            (a) Lessee's obligation to pay Rent hereunder shall be absolute and unconditional, and shall not be affected by any event or circumstance, including, without limitation: (i) any setoff, counterclaim, recoupment, defense or other right that Lessee may have against Lessor, Mortgagee, any Participant, any Note Holder, or any other Person for any reason whatsoever; (ii) any defect in the title, airworthiness, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, the Aircraft, Airframe or any Engine, or any interruption or cessation in the use or possession thereof by Lessee for any reason whatsoever; (iii) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessee or any other Person; or (iv) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

            (b) If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise except as specifically provided herein, Lessee nonetheless agrees to pay an amount equal to each Rent payment at the time such payment would have become due and payable in accordance with the terms hereof had this Agreement not been terminated in whole or in part. Lessee hereby waives, to the extent permitted by applicable law, any and all rights that it may now have or that at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Agreement, except in accordance with the express terms hereof.

            (c) Nothing set forth in this Section 16 shall be construed to prohibit Lessee from separately pursuing any claim that it may have from time to time against Lessor or any other Person with respect to any matter (other than the absolute and unconditional nature of Lessee's obligations hereunder to pay Basic Rent, Renewal Rent, the Stipulated Loss Value with respect to any Aircraft, and the Termination Value with respect to any Aircraft and other than the matters specified in paragraphs (a) and (b) above).

SECTION 17. RENEWAL AND PURCHASE OPTIONS

      17.1 Preliminary Notices

            (a) At least (i) 180 days prior to the Scheduled Expiration Date, Lessee may provide written notice to Lessor that Lessee may exercise either the option to extend the leasing of the Aircraft for the first Renewal Lease Term pursuant to Section 17.2 or the option to purchase the Aircraft on the Scheduled Expiration Date and (ii) 180 days prior to the first Renewal Term Expiration Date, Lessee may, if it has leased the Aircraft during the first Renewal Lease Term, provide notice to Lessor that Lessee may exercise either the option to extend the leasing of the Aircraft for the Subsequent Renewal Lease Term pursuant to Section 17.2, or the option to purchase the Aircraft on the first Renewal Term Expiration Date pursuant to Section 17.3. Any such notice (a "Preliminary Notice") shall be revocable.

            (b) If any such Preliminary Notice is given by Lessee, then Lessee may provide a further notice specifying which option it intends to elect, with respect to the relevant period, pursuant to
Section 17.2.1 or 17.3.1, as the case may be. If Lessee fails to provide such further notice, such Preliminary Notice shall be deemed revoked.

      17.2  Renewal Options

            17.2.1 Renewal Notice

            (a) If Lessee has given a Preliminary Notice and has not revoked such Preliminary Notice, as specified in Section 17.1, and subject to the terms and conditions of this Section 17.2, Lessee may exercise its option to extend the leasing of the Aircraft hereunder until the applicable Renewal Term Expiration Date, on the same terms, provisions and conditions (except as contemplated by this Section 17) set forth herein and in the other Lessee Operative Agreements with respect to the Base Lease Term, by delivery of an irrevocable notice (a "Renewal Notice") to Lessor not less than (i) 90 days prior to the Scheduled Expiration Date or a Renewal Term Expiration Date, as applicable, or (ii) if a Renewal Lease Term of six months or less is then in effect, 20 days prior to the Renewal Term Expiration Date.

            (b) Notwithstanding anything to the contrary in this Agreement or any other Operative Agreement:

            (i) No Renewal Notice shall be binding on Lessor or oblige Lessor to extend the leasing of the Aircraft hereunder for a Renewal Lease Term if any Lease Event of Default or Specified Default shall have occurred and be continuing on and as of the date that such Renewal Lease Term would otherwise commence.

            (ii) Any Renewal Notice shall be irrevocable and shall constitute an unconditional obligation of Lessee to extend the leasing of the Aircraft hereunder for the Renewal Lease Term to which such Renewal Notice relates.

            (iii) Lessee shall not be entitled to give any Renewal Notice if it has (x) not delivered a Preliminary Notice or (y) delivered a Purchase Notice to Lessor.

            17.2.2 Renewal Rent

            (a) During the Renewal Lease Term, Lessee shall pay to Lessor on each Payment Date, in the manner and in the funds of the type specified in
Section 3.3, Renewal Rent in arrears;

PROVIDED, however if the Renewal Lease Term does not end on a Payment Date, the last Payment Date of such Renewal Lease Term shall include a payment of Renewal Rent in advance for the remaining period of such Renewal Lease Term following such Payment Date.

            (b) The Renewal Rent payable by Lessee on each Payment Date during the first Renewal Lease Term (such Term to extend for one period only of not less than 3 months and not more than two (2) years) shall be the lower of (i) an amount equal to the Renewal Rent Cap and (ii) the Fair Market Rental Value of the Aircraft for such Renewal Lease Term. The Renewal Rent payable by Lessee on each Payment Date during the Subsequent Renewal Lease Term (such Term to extend for one period only of not less than 3 months and not more than two (2) years) shall be the Fair Market Rental Value of the Aircraft for such Renewal Lease Term. Any such Fair Market Rental Value shall be determined not more than 35 days after delivery of a Preliminary Notice by mutual agreement of Lessor and Lessee or, if they shall be unable to agree, by an appraisal in accordance with
Section 17.4.

            17.2.3 Stipulated Loss and Termination Values

            (a) For any Renewal Lease Term, Stipulated Loss Value Dates and Termination Value Dates shall be extended throughout such Renewal Lease Term on the same days and for the same months as during the Base Lease Term.

            (b) Stipulated Loss Value and Termination Value amounts that are payable during any such Renewal Lease Term shall be determined at the same time that the Renewal Rent for such Renewal Lease Term is determined under Section
17.2.2. Stipulated Loss Values and Termination Values for any such Renewal Lease Term shall, commencing on the first day of such Renewal Lease Term, be equal to the Fair Market Sales Value of the Aircraft, computed as of the first day of such Renewal Lease Term, and shall decline ratably on a monthly basis to the Fair Market Sales Value of the Aircraft as of the last day of such Renewal Lease Term.

            (c) Any Fair Market Sales Value of the Aircraft, for purposes of calculating Stipulated Loss Value and Termination Value amounts applicable during any such Renewal Lease Term, shall be determined 35 days after delivery of a Preliminary Notice by mutual agreement of Lessor and Lessee or, if they shall be unable to agree, by an appraisal in accordance with Section 17.4.

      17.3  Purchase Option

            17.3.1 Purchase Notice

            (a) Subject to the terms and conditions of this Section 17.3, Lessee or its designee may elect to purchase the Aircraft, (A) on any Purchase Date, at a purchase price equal to the Fair Market Sales Value of the Aircraft,
(B) on the EBO Date at a purchase price equal to the EBO Price or (C) provided there shall not have occurred and be continuing at the time of purchase a Specified Default or a Lease Event of Default, at any time following the occurrence of a Materially Adverse Tax Event at a purchase price equal to the Fair Market Sales Value of the Aircraft (or, if greater, the Termination Value thereof), determined as of the date of purchase.

            (b) Lessee may exercise its option to purchase the Aircraft pursuant to clause (A), clause (B) or clause (C) of Section 17.3.1(a), by delivery of an irrevocable notice (a "Purchase Notice") to Lessor not less than
(i) in the case of Clause A, 90 days prior to the Purchase Date specified in such Purchase Notice, or (ii) in the case of Clause A, if a Renewal Lease Term of six months or less is then in effect, 20 days prior to the Purchase Date specified in such Purchase Notice, or (iii) in the case of Clause (B) of Sections 17.3.1(a) not less than 60 days prior to the EBO Date or (iv) in the case of Clause (C) of Section 17.3.1(a) at any time following a Materially Adverse Tax Event.

            (c) Notwithstanding anything to the contrary in this Agreement or any other Operative Agreement:

            (i) Lessee shall not be entitled to give any Purchase Notice in respect of any Purchase Date if it (x) has not delivered a Preliminary Notice or (y) has delivered a Renewal Notice for a Renewal Lease Term that would commence immediately following such Purchase Date.

            (ii) If any purchase option is exercised, upon payment of the applicable purchase price any Rent otherwise due and payable on the date of purchase or thereafter with respect to such Aircraft shall not be due and payable.

            (iii) At the election of the Lessee, any purchase option described in this Section 17.3 may be exercised by a designee of the Lessee.

            (iv) The purchase option herein specified may be effected by the acquisition by Lessee of the Owner Participant's beneficial interest in the Aircraft.

            17.3.2 Determination of Fair Market Sales Value

            The Fair Market Sales Value of the Aircraft shall be determined not more than 35 days after delivery of a Preliminary Notice by mutual agreement of Lessor and Lessee or, if they shall be unable to agree, by an appraisal in accordance with Section 17.4.

            17.3.3 Title

            Upon full and final payment by Lessee of (a) the applicable purchase price of the Aircraft, (b) all unpaid Rent due and payable through and including the Purchase Date, EBO Date, or the date of Purchase under Clause (C) of Section 17.3.1(a), as the case may be and (c) all other amounts due and payable by Lessee under this Agreement, Lessor will transfer to Lessee title to the Aircraft in accordance with Section 4.5.

      17.4 Appraisals

            Whenever Fair Market Rental Value or Fair Market Sales Value of the Aircraft is required to be determined by an appraisal under this Section 17, Lessee and Lessor shall within 7 days after the expiration of the 35-day period referred to in Sections 17.2.2(b), 17.2.3.(c) and 17.3.2 appoint a mutually satisfactory Appraiser to conduct such appraisal. If Lessee and Lessor fail to agree upon a satisfactory Appraiser then each shall promptly appoint a separate Appraiser and such Appraisers shall jointly determine such amount. If either Lessee or Lessor fails to so appoint an Appraiser, the determination of the single Appraiser appointed shall be final. If two Appraisers are appointed and within 7 days after the appointment of the latter of such two Appraisers, they cannot agree upon such amount, such two Appraisers shall, within 8 days after such latter appointment, appoint a third Appraiser and such amount shall be determined by such three Appraisers, who shall make their separate appraisals within 7 days following the appointment of the third Appraiser, and any determination so made shall be conclusive and binding upon Lessor and Lessee. If no such third Appraiser is appointed within such 8-day period, either Lessor or Lessee may apply to the American Arbitration Association to make such appointment, and both parties shall be bound by such appointment. If three Appraisers are appointed and the difference between the determination which is farther from the middle determination and the middle determination is more than 125% of the difference between the middle determination and the third determination, then such farther determination shall be excluded, the remaining two determinations shall be averaged and such average shall be final and binding upon Lessor and Lessee. Otherwise, the average of all three determinations shall be final and binding upon Lessor and Lessee. The fees and expenses of all such Appraisers and such appraisal procedure shall be borne equally by Lessee and Lessor, provided that if Lessee elects not to renew this Lease or purchase the Aircraft following the conclusion of such appraisal, Lessee shall pay all expenses of such appraisal. The foregoing appraisal procedure shall in any event be completed no less than 97 days prior to the Scheduled Expiration Date or Renewal Term Expiration Date, or, if a Renewal Lease Term of six months or less is then in effect, no less than 35 days before the end of such Renewal Lease Term. It is understood that if such appraisal process shall not have been completed by such time due to any delays or lateness caused by Lessor with respect to the time constraints set forth in this Section 17, then the notice requirements for the delivery by Lessee of any Renewal Notice under Section 17.2.1(a) or any Purchase Notice under Section 17.3.1(b) shall each be reduced from their present number by the same number of days as the completion of the appraisal procedure shall have been delayed in each case past such 97-day time limit.

SECTION 18. MISCELLANEOUS

      18.1  Amendments

            No provision of this Agreement may be amended, supplemented, waived, modified, discharged, terminated or otherwise varied orally, but only by an instrument in writing that specifically identifies the provision of this Agreement that it purports to amend, supplement, waive, modify, discharge, terminate or otherwise vary and is signed by Lessor and Lessee. Each such amendment, supplement, waiver, modification, discharge, termination or variance shall be effective only in the specific instance and for the specific purpose for which it is given. No provision of this Agreement shall be varied or contradicted by oral communication, course of dealing or perform-ance or other manner not set forth in an agreement, document or instrument in writing and signed by Lessor and Lessee.

      18.2  Severability

            If any provision hereof shall be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the extent permitted by Law (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. If, however, any Law pursuant to which such provisions are held invalid, illegal or unenforceable may be waived, such Law is hereby waived by the parties hereto to the full extent permitted, to the end that this Agreement shall be deemed to be a valid and binding agreement in all respects, enforceable in accordance with its terms.

      18.3  Third-Party Beneficiary

            This Agreement is not intended to, and shall not, provide any person not a party hereto (other than Mortgagee, the Participants, the Indenture Indemnitees and the Persons referred to in Section 4.6) with any rights of any nature whatsoever against either of the parties hereto, and no person not a party hereto (other than Mortgagee, the Participants, the Indenture Indemnitees and the Persons referred to in Section 4.6) shall have any right, power or privilege in respect of, or have any benefit or interest arising out of, this Agreement.

      18.4  Reproduction of Documents

            This Agreement, all annexes, schedules and exhibits hereto and all agreements, instruments and documents relating hereto, including, without limitation (a) consents, waivers and modifications that may hereafter be executed and (b) financial statements, certificates and other information previously or hereafter furnished to any party hereto, may be reproduced by such party by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process, and such party may destroy any original documents so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction likewise is admissible in evidence.

      18.5  Counterparts

            This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

      18.6  Notices

            Unless otherwise expressly permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers and other communications required or permitted to be made, given, furnished or filed hereunder shall be in writing (it being understood that the specification of a writing in certain instances and not in others does not imply an intention that a writing is not required as to the latter), shall refer specifically to this Agreement and shall be personally delivered, sent by facsimile or telecommunication transmission (which in either case provides written confirmation to the sender of its delivery), sent by registered mail or certified mail, return receipt requested, postage prepaid, or sent by overnight courier service, in each case to the respective address or facsimile number set forth for such party in Schedule 1 to the Participation Agreement, or to such other address or number as either party hereto may hereafter specify by notice to the other party hereto. Each such notice, request, demand, authorization, direction, consent, waiver or other communication shall be effective when received or, if made, given, furnished or filed (a) by facsimile or telecommunication transmission, when confirmed, or (b) by registered or certified mail, three Business Days after being deposited, properly addressed, with the U.S. Postal Service.

      18.7  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE

            (a) THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

            (b) EACH PARTY HERETO HEREBY IRREVOCABLY AGREES, ACCEPTS AND SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN CONNECTION WITH ANY LEGAL ACTION,

SUIT OR PROCEEDING WITH RESPECT TO ANY MATTER RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

            (c) EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS AND AGREES TO THE SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY MAILING COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT THE ADDRESS SET FORTH PURSUANT TO SECTION 18.6. EACH PARTY HERETO HEREBY AGREES THAT SERVICE UPON IT, OR ANY OF ITS AGENTS, IN EACH CASE IN ACCORDANCE WITH THIS
SECTION 18.7(c), SHALL CONSTITUTE VALID AND EFFECTIVE PERSONAL SERVICE UPON SUCH PARTY, AND EACH PARTY HERETO HEREBY AGREES THAT THE FAILURE OF ANY OF ITS AGENTS TO GIVE ANY NOTICE OF SUCH SERVICE TO ANY SUCH PARTY SHALL NOT IMPAIR OR AFFECT IN ANY WAY THE VALIDITY OF SUCH SERVICE ON SUCH PARTY OR ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON.

            (d) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY LEGAL ACTION OR PROCEEDING BROUGHT HEREUNDER IN ANY OF THE ABOVE-NAMED COURTS, THAT SUCH ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT VENUE FOR THE ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

            (e) EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN ANY COURT IN ANY JURISDICTION BASED UPON OR ARISING OUT OF OR RELATING TO THIS AGREEMENT.

      18.8  No Waiver

            No failure on the part of Lessor to exercise, and no delay by Lessor in exercising, any of its rights, powers, remedies or privileges under this Agreement or provided at Law, in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach hereof or default hereunder or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof by Lessor or the exercise of any other right, power, remedy or privilege by Lessor. No notice to or demand on Lessee in any case shall, unless otherwise required under this Agreement, entitle Lessee to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lessor to any other or further action in any circumstances without notice or demand.

      18.9  Entire Agreement

            This Agreement, together with the other Operative Agreements, on and as of the date hereof constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between the parties hereto with respect to such subject matter are hereby superseded in their entireties.

                     [This space intentionally left blank.]

            IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Agreement to be duly executed as of the day and year first above written.

                                       FIRST SECURITY BANK,
                                       NATIONAL ASSOCIATION,
                                          as Lessor, not in its individual
                                          capacity, except as expressly
                                          provided herein, but solely as Owner
                                          Trustee under the Trust Agreement

                                       By: /s/ Greg A. Hawley
                                           -------------------------------------
                                           Name:  Greg A. Hawley
                                           Title: Vice President

                                       ATLAS AIR, INC.,
                                          as Lessee

                                       By: _____________________________________
                                           Name:
                                           Title:

            IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Agreement to be duly executed as of the day and year first above written.

                                       FIRST SECURITY BANK,
                                       NATIONAL ASSOCIATION,
                                          as Lessor, not in its individual
                                          capacity, except as expressly
                                          provided herein, but solely as Owner
                                          Trustee under the Trust Agreement

                                       By: _____________________________________
                                           Name:
                                           Title:

                                       ATLAS AIR, INC.,
                                          as Lessee

                                       By: /s/ Stephen C. Nevin
                                           -------------------------------------
                                           Name:  Stephen C. Nevin
                                           Title: Vice President - Finance &
                                                  Chief Financial Officer

            IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Agreement to be duly executed as of the day and year first above written.

                                       FIRST SECURITY BANK,
                                       NATIONAL ASSOCIATION,
                                          as Lessor, not in its individual
                                          capacity, except as expressly
                                          provided herein, but solely as Owner
                                          Trustee under the Trust Agreement

                                       By: /s/ Greg A. Hawley
                                           -------------------------------------
                                           Name:  Greg A. Hawley
                                           Title: Vice President

                                       ATLAS AIR, INC.,
                                          as Lessee

                                       By: _____________________________________
                                           Name:
                                           Title:

            Receipt of this original counterpart of the foregoing Lease Agreement is hereby acknowledged on this 29th day of July, 1998.

                                       WILMINGTON TRUST COMPANY, not in its
                                          individual capacity but solely as
                                          Mortgagee

                                       By: _____________________________________
                                           Name:
                                           Title:

            IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Agreement to be duly executed as of the day and year first above written.

                                       FIRST SECURITY BANK,
                                       NATIONAL ASSOCIATION,
                                          as Lessor, not in its individual
                                          capacity, except as expressly
                                          provided herein, but solely as Owner
                                          Trustee under the Trust Agreement

                                       By: _____________________________________
                                           Name:
                                           Title:

                                       ATLAS AIR, INC.,
                                          as Lessee

                                       By: /s/ Stephen C. Nevin
                                           -------------------------------------
                                           Name:  Stephen C. Nevin
                                           Title: Vice President - Finance &
                                                  Chief Financial Officer

            Receipt of this original counterpart of the foregoing Lease Agreement is hereby acknowledged on this 29th day of July, 1998.

                                       WILMINGTON TRUST COMPANY, not in its
                                          individual capacity but solely as
                                          Mortgagee

                                       By: _____________________________________
                                           Name:
                                           Title:

            IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Agreement to be duly executed as of the day and year first above written.

                                       FIRST SECURITY BANK,
                                       NATIONAL ASSOCIATION,
                                          as Lessor, not in its individual
                                          capacity, except as expressly
                                          provided herein, but solely as Owner
                                          Trustee under the Trust Agreement

                                       By: _____________________________________
                                           Name:
                                           Title:

                                       ATLAS AIR, INC.,
                                          as Lessee

                                       By: _____________________________________
                                           Name:
                                           Title:

            Receipt of this original counterpart of the foregoing Lease Agreement is hereby acknowledged on this 29th day of July, 1998.

                                       WILMINGTON TRUST COMPANY, not in its
                                          individual capacity but solely as
                                          Mortgagee

                                       By: /s/ Patricia A. Evans
                                           -------------------------------------
                                           Name:  Patricia A. Evans
                                           Title: Financial Services Officer

                                                    Exhibit A - Lease Supplement
                                                                 Lease Agreement

                             LEASE SUPPLEMENT NO.___

            LEASE SUPPLEMENT No. __, dated ________, 199_, between First Security Bank, National Association, a national banking association, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement _____, dated as of ___________, 1998, with the Owner Participant named therein (such Owner Trustee, in its capacity as such Owner Trustee being herein called "Lessor"), and ATLAS AIR, INC., a Delaware corporation, as Lessee ("Lessee").

            Lessor and Lessee have heretofore entered into that certain Lease Agreement______, dated as of ______________, relating to one Boeing Model __________ aircraft (herein called the "Lease" and the defined terms therein being hereinafter used with the same meanings). The Lease provides for the execution and delivery of this Lease Supplement for the purpose of leasing the Airframe and Engines under the Lease as and when delivered by Lessor to Lessee in accordance with the terms thereof.

            The Lease relates to the Airframe and Engines described below, and a counterpart of the Lease to which this Lease Supplement is attached and of which this Lease Supplement is a part, is being filed for recordation on the date hereof with the Federal Aviation Administration as one document.

            NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

            1. Lessee has been duly authorized by Lessor to accept, and does hereby irrevocably accept on behalf of Lessor delivery of the Aircraft from Airframe Manufacturer under, and for all purposes of, the Aircraft Bill of Sale, the Participation Agreement and the Purchase Agreement Assignment.

            2. Lessor hereby delivers and leases to Lessee under the Lease and Lessee hereby accepts and leases from Lessor under the Lease the following described Boeing 747-47UF aircraft (the "Aircraft"), which Aircraft as of the date hereof consists of the following components:

            (i) Airframe: U.S. Registration No. N491MC; manufacturer's serial no. 29252; and

            (ii) Engines: four (4) GE CF 6-80C2B1F engines bearing, respectively, manufacturer's serial nos. 704-692, 704-693, 704-694 and 704-695 (each of which engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower).

            3. The Delivery Date of the Aircraft is the date of this Lease Supplement set forth in the opening paragraph hereof.

            4. Lessee hereby confirms to Lessor that Lessee has duly and irrevocably accepted the Aircraft under and for all purposes hereof, of the Lease and of the other Lessee Operative Agreements.

            5. All of the terms and provisions of this Lease Supplement are hereby incorporated by reference in the Lease to the same extent as if fully set forth therein.

            6. This Lease Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

            7. To the extent, if any, that this Lease Supplement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the original executed counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Mortgagee on the signature page thereof.

                     [This space intentionally left blank.]

            IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Supplement to be duly executed as of the day and year first above written.

                                                FIRST SECURITY BANK,
                                                NATIONAL ASSOCIATION,
                                                   as Lessor, not in its
                                                   individual capacity, except
                                                   as expressly provided herein,
                                                   but solely as Owner Trustee
                                                   under the Trust Agreement

                                                By: ____________________________
                                                    Name:
                                                    Title:

                                                ATLAS AIR, INC.,
                                                  as Lessee

                                                By: ____________________________
                                                    Name:
                                                    Title:

            IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Supplement to be duly executed as of the day and year first above written.

                                                FIRST SECURITY BANK,
                                                NATIONAL ASSOCIATION,
                                                   as Lessor, not in its
                                                   individual capacity, except
                                                   as expressly provided herein,
                                                   but solely as Owner Trustee
                                                   under the Trust Agreement

                                                By: ____________________________
                                                    Name:
                                                    Title:

                                                ATLAS AIR, INC.,
                                                  as Lessee

                                                By: ____________________________
                                                    Name:
                                                    Title:

            Receipt of this original counterpart of the foregoing Lease Supplement is hereby acknowledged on this ___ day of ___________, ____________.

                                                WILMINGTON TRUST COMPANY,
                                                   not in its individual
                                                   capacity but solely as
                                                   Mortgagee

                                                By: ____________________________
                                                    Name:
                                                    Title:

                                                                        (FINOVA)

                                     ANNEX A
                          TO LEASE FINANCING AGREEMENTS

                                   DEFINITIONS

GENERAL PROVISIONS

            (a) In each Operative Agreement, unless otherwise expressly provided, a reference to:

            (i) each of "Lessee," "Lessor," "Loan Participant," "Owner Trustee," "Owner Participant," "Mortgagee," "Note Holder" or any other person includes, without prejudice to the provisions of any Operative Agreement, any successor in interest to it and any permitted transferee, permitted purchaser or permitted assignee of it;

            (ii) words importing the plural include the singular and words importing the singular include the plural;

            (iii) any agreement, instrument or document, or any annex, schedule or exhibit thereto, or any other part thereof, includes, without prejudice to the provisions of any Operative Agreement, that agreement, instrument or document, or annex, schedule or exhibit, or part, respectively, as amended, modified or supplemented from time to time in accordance with its terms and in accordance with the Operative Agreements, and any agreement, instrument or document entered into in substitution or replacement therefor (including, without limitation, in the case of each Pass Through Trust Agreement, the "Related Pass Through Trust Agreement" as defined therein);

            (iv) any provision of any Law includes any such provision as amended, modified, supplemented, substituted, reissued or reenacted prior to the Delivery Date, and thereafter from time to time;

            (v) the words "Agreement," "this Agreement," "hereby," "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Operative Agreement refer to such Operative Agreement as a whole and not to any particular provision of such Operative Agreement;

            (vi) the words "including," "including, without limitation," "including, but not limited to," and terms or phrases of similar import when used in any Operative Agreement, with respect to any matter or thing, mean including, without limitation, such matter or thing; and

            (vii) a "Section," an "Exhibit," an "Annex" or a "Schedule" in any Operative Agreement, or in any annex thereto, is a reference to a section of, or an exhibit, an annex or a schedule to, such Operative Agreement or such annex, respectively.

            (b) Each exhibit, annex and schedule to each Operative Agreement is incorporated in, and shall be deemed to be a part of, such Operative Agreement.

            (c) Unless otherwise defined or specified in any Operative Agreement, all accounting terms therein shall be construed and all accounting determinations thereunder shall be made in accordance with GAAP.

            (d) Headings used in any Operative Agreement are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, such Operative Agreement.

DEFINED TERMS

            "ACT" means part A of subtitle VII of title 49, United States Code.

            "ACMI CONTRACT" means (i) any Wet Lease entered into by Lessee pursuant to which Lessee furnishes the aircraft, crew, maintenance and insurance and the other party to such contract bears all other operating expenses and (ii) any similar Wet Lease in which the other party to such contract provides the flight crew, all substantially in accordance with Lessee's historical practices.

            "ACTUAL KNOWLEDGE" means (a) as it applies to Owner Trustee or Mortgagee, as the case may be, actual knowledge of a responsible officer in the Corporate Trust Department or the Corporate Trust Office, respectively, and (b) as it applies to Owner Participant or Lessee, actual knowledge of a Vice President or more senior officer of Owner Participant or Lessee, respectively, or any other officer of Owner Participant or Lessee, respectively, having responsibility for the transactions contemplated by the Operative Agreements; PROVIDED that each of Lessee, Owner Participant, Owner Trustee and Mortgagee shall be deemed to have "Actual Knowledge" of any matter as to which it has received notice from Lessee, Owner Participant, any Note Holder, Owner Trustee or Mortgagee, such notice having been given pursuant to Section 15.7 of the Participation Agreement.

            "ADDITIONAL INSURED" is defined in Section D of Annex D to the Lease.

            "ADVERSE CHANGE IN TAX LAW" means (a) for Lessee, a Change in Tax Law that Lessee regards as one that could adversely affect the economic consequences of the transactions contemplated by the Participation Agreement and the other Operative Agreements that are anticipated by Lessee or (b) for Owner Participant, a Change in Tax Law that, in the reasonable judgment of Owner Participant, would adversely affect its Net Economic Return or that would adversely affect any of the following tax assumptions:

            (i) For federal income tax purposes, the Lease will be a "true" lease for purposes of the Code and Owner Participant will be treated as the owner of the Aircraft and Lessee will be treated as the lessee thereof;

            (ii) For federal income tax purposes, Owner Participant will be entitled to depreciation or cost recovery deductions with respect to Lessor' s Cost of the Aircraft including amortization of Transaction Expenses; and

            (iii) For federal income tax purposes, Owner Participant will be entitled to deductions for interest payments on the Equipment Notes.

            "AFFILIATE" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise and "controlling," "controlled by" and "under common control with" have correlative meanings.

            "AIRCRAFT" means, collectively, the Airframe and Engines.

            "AIRCRAFT BILL OF SALE" means the full warranty bill of sale covering the Aircraft delivered by Airframe Manufacturer to Owner Trustee on the Delivery Date.

            "AIRCRAFT DOCUMENTS" means all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required by the FAA (or the relevant Aviation Authority), to be maintained with respect to the Aircraft, Airframe, Engines or Parts; and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made, or required to be made, by the FAA (or other Aviation Authority) regulations, and in each case in whatever form and by whatever means, or medium (including, without limitation, microfiche, microfilm, paper or computer disk) such materials may be maintained or retained by or on behalf of Lessee (PROVIDED, that all such materials shall be maintained in, or are contemporaneously translated into, the English language).

            "AIRFRAME" means (a) the aircraft (excluding Engines or engines from time to time installed thereon) manufactured by Airframe Manufacturer and identified by Airframe Manufacturer's model number, United States registration number and Airframe Manufacturer's serial number set forth in Lease Supplement No. 1 and any Replacement Airframe and (b) any and all Parts incorporated or installed in or attached or appurtenant to such airframe, and any and all Parts removed from such airframe, unless title to such Parts shall not be vested in Lessor in accordance with Section 8.1 and Annex C of the Lease. Upon substitution of a Replacement Airframe under and in accordance with the Lease, such Replacement Airframe shall become subject to the Lease and shall be the "Airframe" for all purposes of the Lease and the other Operative Agreements and thereupon the Airframe for which the substitution is made shall no longer be subject to the Lease, and such replaced Airframe shall cease to be the "Airframe."

            "AIRFRAME MANUFACTURER" means The Boeing Company, a Delaware corporation.

            "AMORTIZATION AMOUNT" means, with respect to any Equipment Note, as of any Payment Date, the amount determined by multiplying the percentage set forth opposite such Payment Date on the Amortization Schedule by the Original Amount of such Equipment Note.

            "AMORTIZATION SCHEDULE" means, with respect to each Equipment Note, the amortization schedule for such Equipment Note delivered pursuant to Section
2.02 of the Trust Indenture.

            "APPRAISER" means a firm of internationally recognized, independent aircraft appraisers.

            "AVERAGE LIFE DATE" for any Equipment Note shall be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note. "Remaining Weighted Average Life" on a given date with respect to any Equipment Note shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.

            "AVIATION AUTHORITY" means the FAA or, if the Aircraft is permitted to be, and is, registered with any other Government Entity under and in accordance with Section 7.1.2 of the Lease, such other Government Entity.

            "BANKRUPTCY CODE" means the United States Bankruptcy Code, 11 U.S.C.
Section 101 ET SEQ.

            "BASE LEASE TERM" means the period beginning on and including the Commencement Date and ending on the Scheduled Expiration Date, or such earlier date on which the Term terminates in accordance with the provisions of the Lease.

            "BASIC RENT" means the rent payable for the Aircraft pursuant to
Section 3.2.1(a) of the Lease.

            "BENEFICIAL OWNER" when used in relation to an Equipment Note means a Person that, by reason of direct ownership, contract, share ownership or otherwise, has the right to receive or participate in receiving, directly or indirectly, payments of principal, interest or Make-Whole Amount in respect of such Equipment Note; provided that a Person shall not be deemed to be a Beneficial Owner of an Equipment Note solely because another Person in which such a Person owns common stock or other equity securities is a registered holder or Beneficial Owner of such Equipment Note unless such Person is an Affiliate of such other Person.

            "BILLS OF SALE" means the FAA Bill of Sale and the Aircraft Bill of Sale.

            "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Denver, Colorado, Salt Lake City, Utah, Wilmington, Delaware, or Chicago, Illinois.

            "CASH EQUIVALENTS" means the following securities (which shall mature within 90 days of the date of purchase thereof): (a) direct obligations of the U.S. Government; (b) obligations fully guaranteed by the U.S. Government;
(c) certificates of deposit issued by, or bankers' acceptances of, or time deposits or a deposit account with, Owner Trustee, Mortgagee or any bank, trust company or national banking association incorporated or doing business under the laws of the United States or any state thereof having a combined capital and surplus and retained earnings of at least $500,000,000 and having a rate of "C" or better from the Thomson BankWatch Service; or (d) commercial paper of any issuer doing business under the laws of the United States or one of the states thereof and in each case having a rating assigned to such commercial paper by Standard & Poor's or Moody's equal to Al or higher.

            "CHANGE IN TAX LAW" means any amendment, modification, addition or change in or to the provisions of the Code, any other federal tax statutes, the Treasury Regulations promulgated thereunder, the Internal Revenue Service Revenue Rulings, Revenue Procedures or other administrative or judicial interpretations of the Code or the federal tax statutes that affects the tax assumptions set forth in the Tax Indemnity Agreement or otherwise affects Owner Participant's anticipated Net Economic Return.

            "CITIZEN OF THE UNITED STATES" is defined in Section 40102(a)(15) of the Act and in the FAA Regulations.

            "CLASS A PASS THROUGH TRUST" means the Atlas Air Pass Through Trust 1998-1A.

            "CLASS B PASS THROUGH TRUST" means the Atlas Air Pass Through Trust 1998-1B.

            "CLASS C PASS THROUGH TRUST" means the Atlas Air Pass Through Trust 1998-1C.

            "CLOSING" means the closing of the transactions contemplated by the Participation Agreement on the Delivery Date.

            "CLOSING DATE" means the date on which the Closing occurs.

            "CODE" means the Internal Revenue Code of 1986, as amended; PROVIDED, that when used in relation to a Plan, "Code" shall mean the Internal Revenue Code of 1986 and any regulations and rulings issued thereunder, all as amended and in effect from time to time.

            "COMMENCEMENT DATE" is defined in Schedule 1 to the Lease.

            "COMMITMENT" means, for any Participant, the amount of its participation in the payment of Lessor's Cost.

            "COMMITMENT TERMINATION DATE" is defined in Schedule 3 to the Participation Agreement.

            "CONSENT AND AGREEMENT" means the Manufacturer Consent and Agreement dated as of even date with the Participation Agreement, of Airframe Manufacturer.

            "CONTINUOUS STAY PERIOD" is defined in Section 4.04(a) of the Trust Indenture.

            "CORPORATE TRUST DEPARTMENT" or "TRUST OFFICE" means the principal corporate trust office of Owner Trustee located from time to time at Owner Trustee's address for notices under the Participation Agreement or such other office at which Owner Trustee's corporate trust business shall be administered which Owner Trustee shall have specified by notice in writing to Lessee, Mortgagee and each Note Holder.

            "CORPORATE TRUST OFFICE" means the corporate trust administration office of WTC located at One Rodney Square, 1100 North Market Street, Wilmington, Delaware 19890 or, in the case of any replacement Mortgagee, the principal office of Mortgagee located at Mortgagee's address for notices under the Participation Agreement or such other office at which Mortgagee's corporate trust business shall be administered which Mortgagee shall have specified by notice in writing to Lessee, Owner Trustee and each Note Holder.

            "CRAF" means the Civil Reserve Air Fleet Program established pursuant to 10 U.S.C. Section 9511-13 or any similar substitute program.

            "CUT-OFF DATE" is defined in Section 1.01 of the Pass Through Trust Agreements.

            "DEBT" means any liability for borrowed money, or any liability for the payment of money in connection with any letter of credit transaction or any other liabilities evidenced or to be evidenced by bonds, debentures, notes or other similar instruments.

            "DEBT RATE" means, with respect to (i) any Series, the rate per annum specified for such Series under the heading "Interest Rate" in Schedule I to the Trust Indenture and (ii) any other purpose, with respect to any period, the weighted average interest rate per annum during such period borne by the outstanding Equipment Notes, excluding any interest payable at the Payment Due Rate.

            "DEFAULT" means any event or condition that with the giving of notice or the lapse of time or both would become an Event of Default.

            "DELAYED DELIVERY DATE" means a delayed Delivery Date notified to each Participant, Owner Trustee and Mortgagee by Lessee pursuant to Section 4.3 of the Participation Agreement, which delayed Delivery Date shall be a Business Day not later than the Commitment Termination Date.

            "DELIVERY DATE" means the Business Day specified in Lease Supplement No. 1 as the date on which, among other things, the Aircraft is delivered to and accepted by Lessee under the Lease and the Closing occurs.

            "DELIVERY PERIOD TERMINATION DATE" is defined in Section l(b) of the Note Purchase Agreement.

            "DEPOSIT AGREEMENT" means each of the three Deposit Agreements between the Depositary and the Escrow Agent, dated as of the Issuance Date, each of which relates to one of the Pass Through Trusts, PROVIDED that, for purposes of any obligation of Lessee, no amendment, modification or supplement to, or substitution or replacement of, any such Deposit Agreement shall be effective unless consented to by Lessee.

            "DEPOSITARY" means ABN-AMRO Bank N.V., acting through its Chicago Branch, as Depositary under each Deposit Agreement.

            "DOLLARS," "UNITED STATES DOLLARS" or "$" means the lawful currency of the United States.

            "DOT" means the Department of Transportation of the United States or any Government Entity succeeding to the functions of such Department of Transportation.

            "EBO DATE" is defined in Schedule 1 to the Lease.

            "EBO PRICE" is defined in Schedule 1 to the Lease.

            "ENFORCEMENT DATE" is defined in Section 4.03 of the Trust
Indenture.

            "ENGINE" means (a) each of the engines manufactured by Engine Manufacturer and identified by Engine Manufacturer's model number and Engine Manufacturer's serial number set forth in Lease Supplement No. 1 and originally installed on the Air-frame on delivery thereof pursuant to the Lease, and any Replacement Engine, in any case whether or not from time to time installed on such Airframe or installed on any other airframe or aircraft, and (b) any and all Parts incorporated or installed in or attached or appurtenant to such engine, and any and all Parts removed from such engine, unless title to such Parts shall not be vested in Lessor in accordance with Section 8.1 and Annex C of the Lease. Upon substitution of a Replacement Engine under and in accordance with the Lease, such Replacement Engine shall become subject to the Lease and shall be an "Engine" for all purposes of the Lease and the other Operative Agreements and thereupon the Engine for which the substitution is made shall no longer be subject to the Lease, and such replaced Engine shall cease to be an "Engine."

            "ENGINE CONSENT AND AGREEMENT" means the Engine Manufacturer Consent and Agreement dated as of even date with the Participation Agreement, of Engine Manufacturer.

            "ENGINE MANUFACTURER" means General Electric Company, a New York corporation.

            "EQUIPMENT NOTE REGISTER" is defined in Section 2.07 of the Trust Indenture.

            "EQUIPMENT NOTES" means and includes any equipment notes issued under the Trust Indenture in the form specified in

Section 2.01 thereof (as such form may be varied pursuant to the terms of the Trust Indenture) and any Equipment Note issued under the Trust Indenture in exchange for or replacement of any Equipment Note.

            "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulations and rulings issued thereunder all as amended and in effect from time to time.

            "ESCROW AGENT" means First Security Bank, National Association, as Escrow Agent under each of the Escrow Agreements.

            "ESCROW AGREEMENT" means each of the three Escrow and Paying Agent Agreements, among the Escrow Agent, the Paying Agent, certain initial purchasers of the Pass Through Certificates named therein and one of the Pass Through Trustees, dated as of the Issuance Date, each of which relates to one of the Pass Through Trusts, PROVIDED that, for purposes of any obligation of Lessee, no amendment, modification or supplement to, or substitution or replacement of, any such Escrow Agreement shall be effective unless consented to by Lessee.

            "EVENT OF DEFAULT" is defined in Section 4.02 of the Trust
Indenture.

            "EVENT OF LOSS" means, with respect to the Aircraft, Airframe or any Engine, any of the following circumstances, conditions or events with respect to such property, for any reason whatsoever:

            (a) the destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use by Lessee;

            (b) the actual or constructive total loss of such property or any damage to such property, or requisition of title or use of such property, which results in an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss;

            (c) any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more;

            (d) any seizure, condemnation, confiscation, taking or requisition of title to or use of such property (other than a requisition of use by the government of the United

      States) for a period exceeding 180 consecutive days or, if earlier, at the end of the Term;

            (e) any seizure, condemnation, confiscation, taking or requisition of use of such property by the government of the United States that continues until the 30th day after the last day of the Term, PROVIDED that no such Event of Loss shall exist if Lessor shall have elected not to treat such event as an Event of Loss pursuant to Section 10.6 of the Lease; and

            (f) as a result of any law, rule, regulation, order or other action by the Aviation Authority or by any Government Entity of the government of registry of the Aircraft or by any Government Entity otherwise having jurisdiction over the operation or use of the Aircraft, the use of such property in the normal course of Lessee's business of cargo air transportation is prohibited for a period of 180 consecutive days, unless Lessee, prior to the expiration of such 180 day period, shall have undertaken and shall be diligently carrying forward such steps as may be necessary or desirable to permit the normal use of such property by Lessee and such normal use shall have been resumed prior to the expiration of a period of two consecutive years (or beyond the end of the Term), PROVIDED that no Event of Loss shall be deemed to have occurred after the expiration of such two-year period if (A) such prohibition has been applicable to Lessee's entire U.S. fleet of such property and (B) prior to the expiration of such two-year period, Lessee shall have conformed at least one Boeing 747-47UFF aircraft (but not necessarily an Aircraft) to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction and
      (C) Lessee shall be diligently carrying forward, in a manner which does not discriminate against such property in so conforming such property, steps which are necessary or desirable to permit the normal use of the Aircraft by Lessee and such normal use shall have resumed prior to the expiration of a period of three years or such use shall be prohibited at the expiration of the Term.

            "EXCLUDED PAYMENTS" means (i) indemnity payments paid or payable by Lessee to or in respect of Owner Participant, or Owner Trustee in its individual capacity, their respective Affiliates, successors and permitted assigns and their directors, officers, employees, servants and agents pursuant to Sections 9 and 11 of the Participation Agreement or any corresponding pay-ments under the Lease, (ii) proceeds of public liability insurance paid or payable as a result of insurance claims made, or losses suffered, by Owner Trustee in its individual capacity or by Owner Participant, that are payable directly to Owner Trustee in its individual capacity, or Owner Participant, respectively, for their own account, (iii) proceeds of insurance maintained with respect to the Aircraft by Owner Participant or any Affiliate thereof for its or their own account or benefit (whether directly or through Owner Trustee) and permitted under Section 11.2 of the Lease, (iv) all payments required to be made under the Tax Indemnity Agreement by Lessee whether or not denominated as Supplemental Rent, (v) any Transaction Expenses paid or payable by the Lessee to the Owner Trustee (to the extent for its sole benefit) or the Owner Participant pursuant to the Lease or the Participation Agreement, (vi) any amount payable to the Owner Participant by any transferee as the purchase price of the Owner Participant's interest in the Trust Estate, (vii) any interest that pursuant to the Operative Agreements may from time to time accrue in respect of any of the amounts described in clauses (i) through (vi) above, (viii) any right to enforce, against the primary obligor or any guarantor or similar party, the payment of any amount described in clauses (i) through (vii) above (PROVIDED, that the rights referred to in this clause (viii) shall not be deemed to include the exercise of any remedies provided for in the Lease other than the right to sue for specific performance of any covenant to make such payment or to sue for damages in respect of the breach of any such covenant) and (ix) any right to exercise any election or option or make any decision or determination, or to give or receive any notice, consent, waiver or approval, or to take any other action in respect of, but in each case, only to the extent relating to, any Excluded Payments.

            "EXCESS AMOUNT" has the meaning specified in Section 2.03(b) of the Indenture.

            "EXPENSES" means any and all liabilities, obligations, losses, damages, settlements, penalties, claims, actions, suits, costs, expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors or other professionals, and costs of investigation).

            "FAA" means the Federal Aviation Administration of the United States or any Government Entity succeeding to the functions of such Federal Aviation Administration.

            "FAA BILL OF SALE" means a bill of sale for the Aircraft on AC Form 8050-2 (or such other form as may be approved by the FAA) delivered to Owner Trustee on the Delivery Date by Airframe Manufacturer.

            "FAA FILED DOCUMENTS" means the Lease, Lease Supplement No. 1, the Trust Indenture, the Trust Agreement, the initial Trust Indenture Supplement, the FAA Bill of Sale and an application for registration of the Aircraft with the FAA in the name of Owner Trustee.

            "FAA REGULATIONS" means the Federal Aviation Regulations issued or promulgated pursuant to the Act from time to time.

            "FAIR MARKET RENTAL VALUE" means the fair market rental value in Dollars for the Aircraft that would apply in an arm's-length transaction between an informed and willing lessee under no compulsion to lease, and an informed and willing lessor under no compulsion to lease, the Aircraft, for the applicable Renewal Lease Term, assuming that (a) the Aircraft has been maintained in accordance with, and is in the condition required by, the Lease, (b) payments of rent would be made semi-annually, and (c) the Aircraft would be leased during any such Renewal Lease Term on the same terms and conditions as are set forth in the Lease with respect to the Base Lease Term.

            "FAIR MARKET SALES VALUE" means the fair market sales value in Dollars for the Aircraft that would apply in an arm's-length transaction between an informed and willing buyer under no compulsion to buy, and an informed and willing seller under no compulsion to sell, the Aircraft, in a transaction that would close on or about the relevant time of determination, assuming that (a) the Aircraft has been maintained in accordance with, and is in the condition required by, the Lease and (b) the Aircraft would be delivered to such informed and willing buyer in the return condition required by the Lease.

            "FINANCING STATEMENTS" means, collectively, UCC-1 (and, where appropriate, UCC-3) financing statements (a) covering the Trust Indenture Estate, by Owner Trustee, as debtor, showing Mortgagee as secured party, for filing in Utah and each other jurisdiction that, in the opinion of Mortgagee, is necessary to perfect its Lien on the Trust Indenture Estate and (b) covering the Lease and the Aircraft, as a precautionary matter, by Lessee, as lessee, showing Owner Trustee as lessor and Mortgagee as assignee of Owner Trustee, for filing in Colo-rado and each other jurisdiction that, in the opinion of Owner Trustee and Mortgagee, is reasonably desirable.

            "FIRST SECURITY" means First Security Bank, a national banking association, not in its capacity as Owner Trustee under the Trust Agreement, but in its individual capacity.

            "FITCH" means Fitch IBCA, Inc.

            "FUNDING DATE" has the meaning specified in Section 1(b) of the Note Purchase Agreement.

            "GAAP" means generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as such principles may at any time or from time to time be varied by any applicable financial accounting rules or regulations issued by the SEC and, with respect to any person, shall mean such principles applied on a basis consistent with prior periods except as may be disclosed in such person's financial statements.

            "GOVERNMENT ENTITY" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

            "GTA" means the General Terms Agreement as defined in the Purchase Agreement Assignment.

            "INDEMNITEE" means (i) First Security and Owner Trustee, (ii) WTC, Pass Through Trustee, Subordination Agent and Mortgagee, (iii) each separate or additional trustee appointed pursuant to the Trust Agreement or the Trust Indenture, (iv) each Participant, (v) the Trust Estate and the Trust Indenture Estate, (vi) each Affiliate of the persons described in clauses (i) through
(iv), inclusive, (vii) the respective directors, officers, employees, agents and servants of each of the persons described in clauses (i) through (iv) inclusive and in clause (vi), (viii) the successors and permitted assigns of the persons described in clauses (i) through (iv), inclusive, and in clauses (vi) and (vii) and (ix) the Pass Through Indemnitees;

PROVIDED THAT the Pass Through Indemnitees are Indemnitees only for purposes of
Section 9.1 of the Participation Agreement. If any Indemnitee is Airframe Manufacturer or Engine Manufacturer or any subcontractor or supplier of either thereof, such Person shall be an Indemnitee only in its capacity as Owner Participant, Loan Participant or Note Holder.

            "INDENTURE AGREEMENTS" means the Participation Agreement, the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Engine Consent and Agreement, the Bills of Sale, each Permitted Sublease and any other contract, agreement or instrument from time to time assigned or pledged under the Trust Indenture.

            "INDENTURE DEFAULT" means any condition, circumstance, act or event that, with the giving of notice, the lapse of time or both, would constitute an Indenture Event of Default.

            "INDENTURE EVENT OF DEFAULT" means any one or more of the conditions, circumstances, acts or events set forth in Section 4.02 of the Trust Indenture.

            "INDENTURE INDEMNITEE" means (i) WTC and the Mortgagee, (ii) each separate or additional trustee appointed pursuant to the Trust Indenture, (iii) the Subordination Agent, (iv) each Liquidity Provider, (v) each Pass Through Trustee, (vi) the Paying Agent, (vii) the Escrow Agent and (viii) each of the respective directors, officers, employees, agents and servants of each of the persons described in clauses (i) through (vii) inclusive above.

            "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement among the Pass Through Trustees, the Liquidity Providers and the Subordination Agent, dated as of the Issuance Date, PROVIDED that, for purposes of any obligation of Lessee, no amendment, modification or supplement to, or substitution or replacement of, such Intercreditor Agreement shall be effective unless consented to by Lessee.

            "IRS" means the Internal Revenue Service of the United States or any Government Entity succeeding to the functions of such Internal Revenue Service.

            "ISSUANCE DATE" means February 9, 1998.

            "LAW" means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Gov-ernment Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

            "LEASE" or "LEASE AGREEMENT" means the Lease Agreement, dated as of even date with the Participation Agreement, between Owner Trustee and Lessee.

            "LEASE DEFAULT" means any condition, circumstance, act or event that, with the giving of notice, the lapse of time or both, would constitute a Lease Event of Default.

            "LEASE EVENT OF DEFAULT" means any one or more of the conditions, circumstances, acts or events set forth in Section 14 of the Lease.

            "LEASE SUPPLEMENT" means a supplement to the Lease, in the form of Exhibit A to the Lease.

            "LEASE SUPPLEMENT NO. 1" means the initial Lease Supplement, dated the Delivery Date.

            "LESSEE" means Atlas Air, Inc., a Delaware corporation.

            "LESSEE OPERATIVE AGREEMENTS" means the Participation Agreement, the Lease, Lease Supplement No. 1, the Tax Indemnity Agreement, the Purchase Agreement Assignment and each other agreement between Lessee and any other party to the Participation Agreement, relating to the Transactions, delivered on the Delivery Date.

            "LESSEE PERSON" means Lessee, any sublessee, assignee, successor or other user or person in possession of the Aircraft, Airframe or an Engine with or without color of right, or any Affiliate of any of the foregoing (excluding any Tax Indemnitee or any related Tax Indemnitee with respect thereto, or any person using or claiming any rights with respect to the Aircraft, Airframe or an Engine directly by or through any of the persons in this parenthetical, but not excluding any Person claiming directly or indirectly through or under the Lease).

            "LESSEE'S ADVISOR" is defined in Schedule 3 to the Participation Agreement.

            "LESSOR" means Owner Trustee in its capacity as lessor under the Lease.

            "LESSOR LIEN" means, with respect to any person and in respect of any property (including, without limitation, the Trust Estate, the Trust Indenture Estate, the Aircraft, Airframe, Engines, Parts or Aircraft Documents) or any payments, any Lien on such property or payments which (a) arises from claims against such person (if such person is a trustee, whether in its individual capacity or in its capacity as a trustee) not related to any of the transactions contemplated by the Operative Agreements, (b) results from acts or omissions of such person (if such person is a trustee, whether in its individual capacity or in its capacity as a trustee) in violation of such person's obligations under any of the terms of the Operative Agreements, or not related to the transactions contemplated by the Operative Agreements, (c) is imposed as a result of Taxes against such person (if such person is a trustee, whether in its individual capacity or in its capacity as a trustee) or any of its Affiliates not required to be indemnified by Lessee under the Participation Agreement, or (d) claims against such person arising out of any transfer by such person of its interest in the Aircraft, the Trust Estate or the Operative Agreements, other than a Transfer permitted by the terms of the Operative Agreements or pursuant to the exercise of remedies set forth in Section 15 of the Lease.

            "LESSOR'S COST" means the aggregate of the amounts paid by Owner Trustee to Airframe Manufacturer and Lessee to purchase the Aircraft pursuant to the Purchase Agreement Assignment and the Participation Agreement, and is designated by Dollar amount in Schedule 3 to the Participation Agreement.

            "LIEN" means any mortgage, pledge, lien, charge, claim, encumbrance, lease or security interest affecting the title to or any interest in property.

            "LIQUIDITY FACILITIES" means (i) the Revolving Credit Agreement between the Subordination Agent, as borrower, and ABN-AMRO Bank, N.V., Chicago Branch, with respect to the Class A Pass Through Trust and (ii) the Revolving Credit Agreement between the Subordination Agent, as borrower, and Morgan Stanley Capital Services, Inc. with respect to the Class B Pass Through Trust and the Class C Pass Through Trust, each dated as of the Issuance Date, PROVIDED that, for purposes of any obligation of Lessee, no amendment, modification or supplement to, or substitution or replacement of, any such Liquidity Facility shall be effective unless consented to by Lessee.

            "LIQUIDITY PROVIDER" means (i) ABN-AMRO Bank, N.V., Chicago Branch, as the Class A Liquidity Provider, and

(ii) Morgan Stanley Capital Services, Inc. as the Class B Liquidity Provider and the Class C Liquidity Provider (as such terms are defined in the Intercreditor Agreement) under the respective Liquidity Facilities, or any successor thereto.

            "LOAN PARTICIPANTS" mean, until the Closing shall have been consummated, the Pass Through Trustees, and after the Closing shall have been consummated, each Note Holder.

            "LOSS PAYMENT DATE" means the date on which payment is due pursuant to Section 10.1.2(a)(i) of the Lease.

            "MAINTENANCE PROGRAM" is defined in Annex C to the Lease.

            "MAJORITY IN INTEREST OF NOTE HOLDERS" means as of a particular date of determination, the holders of a majority in aggregate unpaid Original Amount of all Equipment Notes outstanding as of such date (excluding any Equipment Notes held by Owner Trustee, Lessee, or Owner Participant or any Affiliate of any such party or any interests of Owner Trustee or Owner Participant therein by reason of subrogation pursuant to Section 4.03 of the Trust Indenture (unless all Equipment Notes then outstanding shall be held by Owner Trustee, Lessee, Owner Participant or any Affiliate of any thereof)); PROVIDED that for the purposes of directing any action or casting any vote or giving any consent, waiver or instruction hereunder any Note Holder of an Equipment Note or Equipment Notes may allocate, in such Note Holder's sole discretion, any fractional portion of the principal amount of such Equipment Note or Equipment Notes in favor of or in opposition to any such action, vote, consent, waiver or instruction.

            "MAKE-WHOLE AMOUNT" means, with respect to any Equipment Note, an amount (as determined by an independent investment banker of national standing) equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a semiannual basis on each Payment Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield over (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination. For purposes of determining the Make-Whole Amount, "Treasury Yield" means, at the date of determination with respect to any Equipment Note, the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported on the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519) "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable payment or redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

            "MANUFACTURER'S PURCHASE PRICE" means the amount required to be paid to the Airframe Manufacturer to purchase the Aircraft pursuant to the Purchase Agreement Assignment.

            "MATERIAL ADVERSE CHANGE" means, with respect to any person, any event, condition or circumstance that materially and adversely affects such person's business or consolidated financial condition, or its ability to observe or perform its obligations, liabilities and agreements under the Operative Agreements.

            "MATERIALLY ADVERSE TAX EVENT" means any event (other than excessive foreign usage of the Aircraft) that makes it more likely than not that the Lessee will be required to indemnify any Indemnitee for Taxes under any of the Operative Agreements or the Owner Participant or any Tax Indemnitee under the Tax Indemnity Agreement, or both (but not for any loss of MACRS Deductions (as defined in the Tax Indemnity Agreement) as a result of foreign use, subleasing or reregistration of the Aircraft prior to the end of the Tax Attribute Period) (the determination of whether such event makes the foregoing more likely than not to be based upon a written opinion of independent tax counsel selected and compensated by Lessee and reasonably acceptable to Owner Participant to that effect, which opinion shall be addressed and delivered to both Lessee and Owner Par-ticipant), provided that (i) the estimated aggregate of such indemnity payments (computed as a hypothetical adjustment of Basic Rent or, if applicable, Renewal
Rent) over the then-remaining Term is equal to at least 5% of Basic Rent (and, if applicable, Renewal Rent) payable over the remaining Term, and (ii) future payments of the Taxes giving rise to the indemnity or indemnities will not be required if the Lessee purchases the Aircraft.

            "MINIMUM LIABILITY INSURANCE AMOUNT" is defined in Schedule 1 to the Lease.

            "MOODY'S" means Moody's Investors Service, Inc.

            "MORTGAGED PROPERTY" is defined in Section 3.03 of the Trust Indenture.

            "MORTGAGEE" means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as loan trustee under the Trust Indenture.

            "MORTGAGEE AGREEMENTS" means, collectively, the Participation Agreement, the Trust Indenture and each other agreement between Mortgagee and any other party to the Participation Agreement, relating to the Transactions, delivered on the Delivery Date.

            "MORTGAGEE EVENT" means (i) in the event of a reorganization proceeding involving the Lessee under Chapter 11 of the Bankruptcy Code, (A) the trustee in such proceeding or the Lessee not assuming or agreeing to perform its obligations under the Lease, as contemplated under Section 1110, during the 60-day period under Section 1110(a)(1)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) or (B) at any time after agreeing to perform or assuming such obligations, such trustee or the Lessee ceasing to perform such obligations with the result that the Continuous Stay Period comes to an end or (ii) either the Equipment Notes shall have become due and payable pursuant to Section 4.04(b) of the Trust Indenture or Mortgagee has taken action or notified Owner Trustee that it intends to take action to foreclose the Lien of the Trust Indenture or otherwise commence the exercise of any repossessory remedy in accordance with Section 4.04(a) of the Trust Indenture.

            "NET ECONOMIC RETURN" means the Owner Participant's net after-tax yield utilizing the multiple investment sinking fund method of analysis and aggregate net after-tax cash flow, computed on the basis of the same methodology and assumptions as were utilized by the initial Owner Participant in determining Basic Rent, Stipulated Loss Value percentages and Termination Value percentages, as of the Delivery Date, as such assumptions may be adjusted for events that have been the basis for adjustments to Basic Rent pursuant to Section 3.2.1(b) of the Lease or events that have given rise to indemnity payments pursuant to the Tax Indemnity Agreement; PROVIDED, that, if the initial Owner Participant shall have transferred its interest, Net Economic Return shall be calculated as if the initial Owner Participant had retained its interest; PROVIDED FURTHER, that, notwithstanding the preceding proviso, solely for purposes of Section 11 of the Participation Agreement and calculating any adjustments to Basic Rent, Stipulated Loss Values and Termination Values in connection with a refunding pursuant to such Section 11 at a time when Owner Participant is a transferee (other than an Affiliate of the initial Owner Participant), the after-tax yield (but not the after-tax cash flow) component of Net Economic Return shall be calculated on the basis of the methodology and assumptions utilized by the transferee Owner Participant as of the date on which it acquired its interest.

            "NET PRESENT VALUE OF RENTS" is defined in Schedule 1 to the Lease.

            "NET WORTH" means, for any person, the excess of its total assets over its total liabilities.

            "NEW DEBT" means debt securities in an aggregate principal amount specified in the Refunding Information.

            "NON-U.S. PERSON" means any Person other than a United States person, as defined in Section 7701(a)(30) of the Code.

            "NOTE HOLDER" means at any time each registered holder of one or more Equipment Notes.

            "NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement, dated as of the Issuance Date, among Atlas Air, Inc., the Subordination Agent, the Escrow Agent, the Paying Agent and the Pass Through Trustee under each Pass Through Trust Agreement providing for, among other things, the issuance and sale of Equipment Notes.

            "OFFICER'S CERTIFICATE" means, in respect of any party to the Participation Agreement, a certificate signed by the Chairman, the President, any Vice President (including those with varying ranks such as Executive, Senior, Assistant or Staff Vice President), the Treasurer or the Secretary of such party.

            "OPERATIVE AGREEMENTS" means, collectively, the Participation Agreement, the Trust Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Engine Consent and Agreement, the Lease, Lease Supplement No. 1, the Trust Indenture, the initial Trust Indenture Supplement, the Bills of Sale, the Tax Indemnity Agreement and the Equipment Notes.

            "OPERATIVE INDENTURES" means each of the indentures under which notes have been issued and purchased by the Pass Through Trustees pursuant to the Note Purchase Agreement.

            "OP JURISDICTION" is defined in Schedule 3 to the Participation Agreement.

            "ORIGINAL AMOUNT." with respect to an Equipment Note, means the stated original principal amount of such Equipment Note and, with respect to all Equipment Notes, means the aggregate stated original principal amounts of all Equipment Notes.

            "OWNER PARTICIPANT" means the person executing the Participation Agreement as "Owner Participant" or, if a second person becomes an "Owner Participant" pursuant to Section 10.1.1 of the Participation Agreement, both of such persons; PROVIDED that if an Owner Participant Transfers 100% of its interest to a successor Owner Participant, such transferring Owner Participant shall thereafter no longer be considered an "Owner Participant".

            "OWNER PARTICIPANT AGREEMENTS" means, collectively, the Participation Agreement, the Tax Indemnity Agreement, the Trust Agreement and each other agreement between Owner Participant and any other party to the Participation Agreement relating to the Transactions, delivered on the Delivery Date.

            "OWNER PARTICIPANT'S PERCENTAGE" means the percentage of Lessor's Cost allocated to the Owner Participant in Schedule 2 to the Participation Agreement.

            "OWNER TRUSTEE" means First Security Bank, National Association, a national banking association, not in its individual capacity, except as expressly provided in any Operative Agreement, but solely as Owner Trustee under the Trust Agreement.

            "OWNER TRUSTEE AGREEMENTS" means, collectively, the Participation Agreement, the Lease, Lease Supplement No. 1, the Trust Agreement, the Trust Indenture, the initial Trust Indenture Supplement, the Equipment Notes, the Purchase Agreement Assignment, and each other agreement between Owner Trustee and any other party to the Participation Agreement, relating to the Transactions, delivered on the Delivery Date.

            "PARTICIPANTS" means, collectively, Owner Participant and each Loan Participant and "Participant" means Owner Participant or a Loan Participant, individually.

            "PARTICIPATION AGREEMENT" means the Participation Agreement dated as of the July 29, 1998 among Lessee, Owner Participant, Owner Trustee, the Pass Through Trustees, Subordination Agent and Mortgagee.

            "PARTS" means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) Engines or engines, and (b) any items leased by Lessee from a third party other than Lessor)), that may from time to time be installed or incorporated in or attached or appurtenant to the Airframe or any Engine.

            "PASS THROUGH AGREEMENTS" means the Pass Through Trust Agreements, the Note Purchase Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Liquidity Facilities and the Fee Letters referred to in Section 2.03 of each of the Liquidity Facilities, PROVIDED, that no amendment, modification or supplement to, or substitution or replacement of, any such Fee Letter shall be effective for purposes of any obligation of Lessee, unless consented to by Lessee.

            "PASS THROUGH CERTIFICATES" means the pass through certificates issued by the Pass Through Trusts (and any other pass through certificates for which such pass through certificates may be exchanged).

            "PASS THROUGH INDEMNITEES" means (i) the Subordination Agent, the Paying Agent, the Escrow Agent, the Liquidity Providers, the Depositary and the Pass Through Trustees, (ii) each Affiliate of a person described in the preceding clause (i), (iii) the respective directors, officers, employees, agents and servants of each of the persons described in the preceding clauses
(i) and (ii) and (iv) the successors and per-mitted assigns of the persons described in the preceding clauses (i), (ii) and
(iii).

            "PASS THROUGH TRUST" means each of the three separate pass through trusts created under the Pass Through Trust Agreements.

            "PASS THROUGH TRUST AGREEMENT" means each of the three separate Pass Through Trust Agreements, each dated as of the Issuance Date, by and between the Lessee and Pass Through Trustee.

            "PASS THROUGH TRUSTEE" means Wilmington Trust Company, a Delaware banking corporation, in its capacity as trustee under each Pass Through Trust Agreement.

            "PASS THROUGH TRUSTEE AGREEMENTS" means the Participation Agreement, the Pass Through Trust Agreements, the Note Purchase Agreement, the Deposit Agreements, the Escrow Agreements, and the Intercreditor Agreement.

            "PAYMENT DATE" means each January 2 and July 2 during the Term, commencing with the first such date to occur after the Commencement Date.

            "PAYMENT DUE RATE" is defined in Schedule 1 to the Lease.

            "PAYMENT PERIOD" means each of the consecutive semiannual periods during the Term ending on a Payment Date, the first such period commencing on and including the Commencement Date.

            "PAYING AGENT" means Wilmington Trust Company, as Paying Agent under each of the Escrow Agreements.

            "PERMITTED AIR CARRIER" means (i) any manufacturer of airframes or aircraft engines, or any Affiliate of a manufacturer of airframes or aircraft engines domiciled in the United States, (ii) any Permitted Foreign Air Carrier,
(iii) any person approved in writing by Lessor or (iv) any U.S. Air Carrier.

            "PERMITTED COUNTRY" means any country listed on Schedule 5 to the Lease.

            "PERMITTED FOREIGN AIR CARRIER" means any air carrier with its principal executive offices in any Permitted Country and which is authorized to conduct commercial airline opera-tions and to operate jet aircraft similar to the Aircraft under the applicable Laws of such Permitted Country.

            "PERMITTED GOVERNMENT ENTITY" means (i) the U.S. Government or (ii) any Government Entity if the Aircraft is then registered under the laws of the country of such Government Entity.

            "PERMITTED INSTITUTION" means any bank, trust company, insurance company, financial institution or corporation (other than, without Lessee's consent, a commercial air carrier, a commercial aircraft operator, a freight forwarder or Affiliate of any of the foregoing), in each case with a combined capital and surplus or Net Worth of at least $75,000,000.

            "PERMITTED LIEN" means any Lien described in clauses (a) through
(g), inclusive, of Section 6 of the Lease.

            "PERMITTED SUBLEASE" means a sublease permitted under Section 7.2.7 of the Lease.

            "PERMITTED SUBLESSEE" means the sublessee under a Permitted
Sublease.

            "PERSONS" or "PERSONS" means individuals, firms, partnerships, joint ventures, trusts, trustees, Government Entities, organizations, associations, corporations, government agencies, committees, departments, authorities and other bodies, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

            "PLAN" means any employee benefit plan within the meaning of Section 3(3) of ERISA, or any plan within the meaning of Section 4975(e)(1) of the Code.

            "PRELIMINARY NOTICE" is defined in Section 17.1 of the Lease.

            "PTT PERCENTAGE" means, with respect to each Pass Through Trustee, the percentage of Lessor's Cost allocated to such Pass Through Trustee in
Schedule 2 to the Participation Agreement.

            "PURCHASE AGREEMENT" means the Purchase Agreement dated as of June 6, 1997 between Airframe Manufacturer and Lessee (including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of such Purchase Agreement), to the extent assigned pursuant to the Purchase Agreement Assignment.

            "PURCHASE AGREEMENT ASSIGNMENT" means the Purchase Agreement and Engine Warranties Assignment dated as of even date with the Participation Agreement, between Lessee and Owner Trustee.

            "PURCHASE DATE" means the last day, or if such day is not Business Day, the immediately succeeding Business Day of the originally scheduled Base Lease Term or any Renewal Lease Term, as specified in any Purchase Notice.

            "PURCHASE NOTICE" is defined in Section 17.3.1 of the Lease.

            "OIB" is defined in Section 2.08 of the Trust Indenture.

            "REFUNDING CERTIFICATE" means a certificate of an authorized representative of Owner Participant delivered pursuant to Section 11.1.1 of the Participation Agreement, setting forth (a) the Refunding Date and (b) the following information, subject to the limitations set forth in Section 11 of the Participation Agreement: (i) the principal amount of debt to be issued by Owner Trustee on the Refunding Date, (ii) the proposed adjusted debt/equity ratio and
(iii) the proposed revised schedules of Basic Rent, Stipulated Loss Value percentages, Termination Value percentages, EBO Price and EBO Date and the proposed Amortization Schedules, calculated in accordance with Section 3.2.1 of the Lease.

            "REFUNDING DATE" means the proposed date on which the outstanding Equipment Notes will be redeemed and refinanced pursuant to Section 11 of the Participation Agreement.

            "REFUNDING INFORMATION" means the information set forth in the Refunding Certificate (other than the Refunding Date) as such information may have been revised by any verification procedures demanded by Lessee pursuant to
Section 3.2.1(d) of the Lease.

            "RENEWAL LEASE TERM" means either term for which the Lease is extended by Lessee pursuant to Section 17 of the Lease, if any.

            "RENEWAL NOTICE" is defined in Section 17.2.1 of the Lease.

            "RENEWAL RENT" for the Aircraft means the rent payable therefor in respect of a Renewal Lease Term determined pursuant to Section 17.2.2 of the Lease.

            "RENEWAL RENT CAP" is defined in Schedule 1 to the Lease.

            "RENEWAL TERM EXPIRATION DATE" means, in the case of either Renewal Lease Term, the date determined by Lessee, which date shall be between three months and two years from the commencement date of each Renewal Lease Term.

            "RENT" means, collectively, Basic Rent, Renewal Rent and Supplemental Rent.

            "REPLACEMENT AIRFRAME" means any airframe substituted for the Airframe pursuant to Section 10 of the Lease.

            "REPLACEMENT ENGINE" means an engine substituted for an Engine pursuant to the Lease.

            "RESTRICTED PERIOD" means the period commencing on the Delivery Date and ending on the close of the calendar year in which occurs the seventh anniversary of the Delivery Date.

            "RETURN ACCEPTANCE SUPPLEMENT" means a Return Acceptance Supplement, dated as of the date the Aircraft is returned to Lessor pursuant to Section 5 of the Lease, by Lessor and Lessee substantially in the form of Exhibit B to the Lease.

            "SCHEDULED DELIVERY DATE" means the expected Delivery Date notified to each Participant, Owner Trustee and Mortgagee by Lessee pursuant to Section
4.1 of the Participation Agreement, which expected Delivery Date shall be a Business Day not later than the Commitment Termination Date.

            "SCHEDULED EXPIRATION DATE" is defined in Schedule 1 to the Lease.

            "SEC" means the Securities and Exchange Commission of the United States, or any Government Entity succeeding to the functions of such Securities and Exchange Commission.

            "SECOND AIRCRAFT" means the Boeing Model 747-47UF aircraft (other than the Aircraft) which is the subject of a participation agreement entered into in 1998 to which FINOVA Capital Corporation is an original signatory in the capacity of owner participant and Atlas Air, Inc. is an original signatory in the capacity of lessee.

            "SECTION 1110" means 11 U.S.C. Section 1110 of the Bankruptcy Code or any successor or analogous section of the federal bankruptcy Law in effect from time to time.

            "SECURED OBLIGATIONS" is defined in Section 2.06 of the Trust Indenture.

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "SECURITY" means a "security" as defined in Section 2(1) of the Securities Act.

            "SENIOR HOLDER" is defined in Section 2.14(c) of the Trust
Indenture.

            "SERIES" means any of Series A, Series B or Series C.

            "SERIES A" or "SERIES A EQUIPMENT NOTES" means Equipment Notes issued under the Trust Indenture and designated as "Series A" thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture under the heading "Series A."

            "SERIES B" or "SERIES B EQUIPMENT NOTES" means Equipment Notes issued under the Trust Indenture and designated as "Series B" thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture under the heading "Series B."

            "SERIES C" or "SERIES C EQUIPMENT NOTES" means Equipment Notes issued under the Trust Indenture and designated as "Series C" thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture under the heading "Series C."

            "SIMILAR AIRCRAFT" is defined in Schedule 1 to the Lease.

            "SPECIFIED DEFAULT" means (i) the occurrence of any event set forth in Section 14.1 of the Lease that with the passage of time and/or the giving of notice would become a Lease Event of Default or (ii) the occurrence of any event set forth in Section 14.5(a) of the Lease or any event set forth in Section 14.5(b) or (c) of the Lease which, upon the passage of the

90 day period referred to therein, would become a Lease Event of Default.

            "STANDARD & POOR'S" means Standard & Poor's Ratings Services.

            "STIPULATED LOSS VALUE" means, with respect to the Aircraft, (a) during the Base Lease Term, the amount determined by multiplying (i) the percentage set forth in Schedule 3 to the Lease (as adjusted from time to time in accordance with Section 3.2.1 of the Lease) opposite the Stipulated Loss Value Date by (ii) Lessor's Cost and (b) during any Renewal Lease Term, the amount determined pursuant to Section 17.2.3 of the Lease. Notwithstanding anything to the contrary in any Operative Agreement, Stipulated Loss Value shall always be sufficient to pay in full, as of the date of payment thereof (assuming timely payment of the Equipment Notes prior to such date), the aggregate unpaid principal amount of all Equipment Notes outstanding as of such date, together with accrued and unpaid interest on all such Equipment Notes as of such date.

            "STIPULATED LOSS VALUE DATE" means, for any month, the day in such month specified in Schedule 3 to the Lease or, if such day is not a Business Day, the immediately succeeding Business Day.

            "SUBORDINATION AGENT" means Wilmington Trust Company, as subordination agent under the Intercreditor Agreement.

            "SUBORDINATION AGENT AGREEMENTS" means the Participation Agreement, the Liquidity Facilities and the Intercreditor Agreement.

            "SUBSEQUENT RENEWAL LEASE TERM" means the term for which the Lease is extended by Lessee, if any, after the first Renewal Lease Term.

            "SUPPLEMENTAL RENT" means, without duplication (a) all amounts, liabilities, indemnities and obligations (other than Basic Rent or Renewal Rent but including Make-Whole Amount, if any) that Lessee assumes or becomes obligated to or agrees to pay under any Lessee Operative Agreement to or on behalf of Lessor or any other Person, including, without limitation, payments of Stipulated Loss Value, Termination Value and payments of indemnities under
Section 9 of the Participation Agreement, but excluding any amount as to which Lessee is obligated to pay a pro rata share pursuant to clause (e) of this definition, (b) (i) to the extent not payable (whether or not in fact paid) under Section 6(a) of the Note Purchase Agreement (as originally in effect or amended with the consent of the Owner Participant), an amount or amounts equal to the fees paid to the relevant Liquidity Provider under Section
2.03 of each Liquidity Facility and the related Fee Letter (as defined in the Intercreditor Agreement) multiplied by a fraction the numerator of which shall be the then outstanding aggregate principal amount of the Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes and the denominator of which shall be the then outstanding aggregate principal amount of all "Series A Equipment Notes", "Series B Equipment Notes" and "Series C Equipment Notes" (each as defined in the Note Purchase Agreement); (ii) (x) the amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under Section 3.07(e) of each Liquidity Facility minus Investment Earnings from such Downgrade Advance multiplied by (y) the fraction specified in the foregoing clause (i); (iii) (x) the amount equal to interest on any Non-Extension Advance (other than any Applied Non-Extension Advance) payable under Section 3.07(a)(i) of each Liquidity Facility minus Investment Earnings from such Non-Extension Advance multiplied by (y) the fraction specified in the forgoing clause (i); (iv) if any payment default shall have occurred and be continuing with respect to interest on any Series A Equipment Notes, Series B Equipment Notes or Series C Equipment Notes, (x) the excess, if any, of (1) an amount equal to interest on any Unpaid Advance, Applied Downgrade Advance or Applied Non-Extension Advance payable under Section 3.07(a) of each Liquidity Facility over (2) the sum of Investment Earnings from any Final Advance plus any amount of interest at the Payment Due Rate actually payable (whether or not in fact paid) by Lessee in respect of the overdue scheduled interest on the Equipment Notes in respect of which such Unpaid Advance, Applied Downgrade Advance or Applied Non-Extension Advance was made multiplied by (y) a fraction the numerator of which shall be the then aggregate overdue amounts of interest on the Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which shall be the then aggregate overdue amounts of interest on all "Series A Equipment Notes", "Series B Equipment Notes" and "Series C Equipment Notes" (each as defined in the Note Purchase Agreement) (other than interest becoming due and payable solely as a result of acceleration of any such "Equipment Notes"); and
(v) Lessee's pro rata share of any other amounts owed to the Liquidity Providers by the Subordination Agent as borrower under each Liquidity Facility (other than amounts due as repayment of advances thereunder or as in-terest on such advances), except to the extent payable pursuant to clause (ii),
(iii) or (iv) above, (c) Lessee's pro rata share of all compensation and reimbursement of expenses, disbursements and advances payable by Lessee under the Pass Through Trust Agreements, (d) Lessee's pro rata share of all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement, (e) Lessee's pro rata share of any amount payable under Section 9.1 (and, if attributable thereto, Section 9.5) of the Participation Agreement to any Pass Through Indemnitee to the extent such amount relates to, results from or arises out of or in connection with (i) the Pass Through Agreements or the enforcement of any of the terms of any of the Pass Through Agreements, (ii) the offer, sale, or delivery or the Pass Through Certificates or any interest therein or represented thereby or (iii) any breach of or failure to perform or observe, or any other noncompliance with, any covenant or agreement or other obligation to be performed by Lessee under any Pass Through Agreement or the falsity of any representation or warranty of Lessee in any Pass Through Agreement and (f) in the event Lessee requests any amendment to any Operative Agreement or Pass Through Agreement, Lessee's pro rata share of all reasonable fees and expenses (including, without limitation, fees and disbursements of counsel) of the Escrow Agents and the Paying Agents in connection therewith payable by the Pass Through Trustees under the Escrow Agreements. As used herein, "Lessee's pro rata share" means as of any time a fraction, the numerator of which is the principal balance then outstanding of Equipment Notes and the denominator of which is the aggregate principal balance then outstanding of all "Equipment Notes" (as such term is defined in each of the Operative Indentures). For purposes of this definition, the terms "Applied Downgrade Advance", "Applied Non-Extension Advance", "Cash Collateral Account", "Downgrade Advance", "Final Advance", "Investment Earnings", "Non-Extension Advance" and "Unpaid Advance" shall have the meanings specified in each Liquidity Facility.

            "TAX ATTRIBUTE PERIOD" means the Restricted Period or, in the event the Aircraft, the Airframe, any Engine or any Part is used "predominantly outside the United States" (within the meaning of Section 168(g)(1)(A) of the Code) or becomes "tax-exempt use property" (within the meaning of Section 168(h) of the Code) (in either case to the extent resulting in a Tax Loss as defined in the Tax Indemnity Agreement) at any time during the Restricted Period, the period commencing on the De-livery Date and ending on the close of the calendar year in which occurs the end of the new "recovery period" (as determined under Section 168(g) of the Code) resulting from such use or from such status as "tax-exempt use property"; PROVIDED, HOWEVER, upon the occurrence, in either case, of an event described in
Section 2.2(b) of the Tax Indemnity Agreement, the Tax Attribute Period shall end on the close of the calendar year in which occurs the end of the applicable recovery period as determined in accordance with such Section.

            "TAX INDEMNITEE" means (a) First Security and Owner Trustee, (b) WTC, Pass Through Trustee, Subordination Agent and Mortgagee, (c) each separate or additional trustee appointed pursuant to the Trust Agreement or the Trust Indenture, (d) each Participant, (e) the Trust Estate and the Trust Indenture Estate and (f) the respective successors, assigns, agents and servants of the foregoing. For purposes of this definition, the term "Owner Participant" shall include any member of an affiliated group (within the meaning of Section 1504 of the Code) of which Owner Participant is, or may become, a member if consolidated, joint or combined returns are filed for such affiliated group for federal, state or local income tax purposes.

            "TAX INDEMNITY AGREEMENT" means the Tax Indemnity Agreement, dated as of even date with the Participation Agreement, between Lessee and Owner Participant.

            "TAXES" means all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

            "TAXING AUTHORITY" means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

            "TERM" means the term, commencing on the Delivery Date, for which the Aircraft is leased pursuant to Section 3 of the Lease, and shall include the Base Lease Term and, if applicable, any Renewal Lease Term; PROVIDED that if at the scheduled end of the Term the Aircraft or Airframe is being used, or was within six (6) months prior thereto being used, by the U.S. Government pursuant to CRAF, the Term shall be deemed extended for the period necessary to accommodate usage of the Aircraft or Airframe pursuant to CRAF plus six months thereafter, and Lessee shall be obligated to pay Basic Rent with respect to any such period of extension at a semiannual rate equal to the average of the Basic Rent paid during the Base Lease Term or the applicable Renewal Lease Term, whichever shall have ended immediately prior to such extension.

            "TERMINATION DATE" means any Payment Date occurring after the seventh anniversary of the Delivery Date on which the Lease shall terminate in accordance with Section 9 of the Lease.

            "TERMINATION VALUE" means, with respect to the Aircraft, the amount determined by multiplying (a) the percentage set forth in Schedule 4 to the Lease (as adjusted from time to time in accordance with Section 3.2.1 of the Lease) opposite the Termination Value Date by (b) Lessor's Cost. Notwithstanding anything to the contrary in any Operative Agreement, Termination Value shall always be sufficient to pay in full, as of the date of payment thereof (assuming timely payment of the Equipment Notes prior to such date), the aggregate unpaid principal amount of all Equipment Notes outstanding as of such date, together with accrued and unpaid interest on all such Equipment Notes as of such date.

            "TERMINATION VALUE DATE" means, for any month, the day in such month specified in Schedule 4 to the Lease or, if such day is not a Business Day, the immediately succeeding Business Day.

            "THRESHOLD AMOUNT" is defined in Schedule 1 to the Lease.

            "TRANSACTIONS" means the transactions contemplated by the Participation Agreement and the other Operative Agreements.

            "TRANSACTION EXPENSES" means: (i) the reasonable and actual fees, expenses and disbursements incurred in connection with the negotiation, execution and delivery of the Operative Agreements of (1) Morris, James, Hitchens & Williams, special counsel for Mortgagee and the Loan Participants, such information to be furnished by the Subordination Agent, (2) Crowe & Dunlevy, special counsel in Oklahoma City, Oklahoma, such information to be furnished by Lessee, (3) Cahill Gordon & Reindel, special counsel to Lessee, such information to be furnished by Lessee and (4) Ray, Quinney & Nebeker, special counsel to the Owner Trustee, such information to be provided by the Owner Trustee, (ii) all fees, taxes and other charges payable in connection with the recording or filing of instruments and financing statements, such information to be furnished by Lessee, (iii) the initial fee and reasonable and actual disbursements of Owner Trustee under the Trust Agreement, such information to be furnished by the Owner Trustee, (iv) the initial fee and reasonable and actual disbursements of Mortgagee under the Trust Indenture, such information to be furnished by Mortgagee, (v) the fee of the Appraiser with respect to the appraisal of the Aircraft referred to in Section 5.1.2(xv) of the Participation Agreement, such information to be furnished by the Owner Participant, (vi) subject to the limitations set forth in a separate agreement between Owner Participant and Lessee, the reasonable and actual fees, out-of-pocket expenses and disbursements of special counsel to the Owner Participant (as defined in Schedule 3 to the Participation Agreement), such information to be furnished by the Owner Participant, (vii) the reasonable out-of-pocket costs, fees, expenses and disbursements incurred by Lessee in respect of the transactions contemplated by the Pass Through Trust Agreements and the Operative Agreements, such information to be furnished by Lessee, and
(viii) the equity placement and debt arrangement fees and reasonable disbursements of Lessee's Advisor, such information to be furnished by Lessee.

            "TRANSFER" means the transfer, sale, assignment or other conveyance of all or any interest in any property, right or interest.

            "TRANSFEREE" means a person to which any Owner Participant, Owner Trustee or any Loan Participant or Note Holder purports or intends to Transfer any or all of its right, title or interest in the Trust Estate or in its Equipment Note and the Trust Indenture Estate, respectively, as described in
Section 10.1.1 (a), 10.1.2 or 10.1.3 (but excluding participants in any participation referred to in Section 10.1.3), respectively, of the Participation Agreement.

            "TRIGGERING EVENT" is defined in Section 1.1 of the Intercreditor Agreement.

            "TRUST" means the trust created by the Trust Agreement.

            "TRUST AGREEMENT" means the Trust Agreement dated as of even date with the Participation Agreement, between Owner Participant and Owner Trustee.

            "TRUST ESTATE" means all estate, right, title and interest of Owner Trustee in and to the Aircraft, the Lease, any Lease Supplement and the Purchase Agreement including, without limitation, all amounts of Basic Rent and Supplemental Rent including, without limitation, insurance proceeds and requisition, indemnity or other payments of any kind for of with respect to the Aircraft. Notwithstanding the foregoing, "Trust Estate" shall not include any Excluded Payment.

            "TRUST INDENTURE" means the Trust Indenture and Mortgage dated as of even date with the Participation Agreement, between Owner Trustee and Mortgagee.

            "TRUST INDENTURE ESTATE" is defined in the "Granting Clause" of the Trust Indenture.

            "TRUST INDENTURE SUPPLEMENT" means a Trust Indenture and Mortgage Supplement, substantially in the form of Exhibit A to the Trust Indenture, with appropriate modifications to reflect the purpose for which it is being used.

            "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

            "UNITED STATES" or "U.S." means the United States of America; PROVIDED, that for geographic purposes, "United States" means, in aggregate, the 50 states and the District of Columbia of the United States of America.

            "U.S. AIR CARRIER" means any United States air carrier that is a U.S. Person and a Citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6000 pounds or more of cargo, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the FAA Regulations, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

            "U.S. PERSON" means any Person described in Section 7701(a)(30) of the Code.

            "U.S. GOVERNMENT" means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

            "WEIGHTED AVERAGE LIFE TO MATURITY" means, with respect to any specified Debt, at the time of the determination thereof the number of years obtained by dividing the then Remaining Dollar-years of such Debt by the then outstanding principal amount of such Debt. The term "Remaining Dollar-years" shall mean the amount obtained by (1) multiplying the amount of each then-remaining principal payment on such Debt by the number of years (calculated at the nearest one-twelfth) that will elapse between the date of determination of the Weighted Average Life to Maturity of such Debt and the date of that required payment and (2) totaling all the products obtained in clause (1) above.

            "WET LEASE" means any arrangement, including, but not limited to an ACMI Contract, whereby Lessee or a Permitted Sublessee agrees to furnish the Aircraft, Airframe or any Engine to a third party pursuant to which the Aircraft, Airframe or Engine shall at all times be in the operational control of Lessee or a Permitted Sublessee, provided that Lessee's obligations under the Lease shall continue in full force and effect notwithstanding any such arrangement.

            "WTC" means Wilmington Trust Company, a Delaware banking corporation, not in its capacity as Mortgagee under the Trust Indenture, but in its individual capacity.

                           SCHEDULE TO EXHIBIT 10.4.2

The agreements listed below are substantially identical to this exhibit and are not being filed separately as exhibits pursuant to instruction 2 to Regulation S-K, Item 601.

------------------ ----------------------- ---------------------------------- ------------------------------ -----------------------
PROGRAM YEAR       REGISTRATION NUMBER     RESTRUCTURE AGREEMENT TYPE         LESSOR                         LESSEE
------------------ ----------------------- ---------------------------------- ------------------------------ -----------------------
1998               N494MC                  Owned Aircraft Restructure         Wells Fargo Bank Northwest,    Atlas Air, Inc.
                                           Agreement                          National Association
------------------ ----------------------- ---------------------------------- ------------------------------ -----------------------
1998               N408MC                  Leased Aircraft Restructure        Wells Fargo Bank Northwest,    Atlas Air, Inc.
                                           Agreement                          National Association
------------------ ----------------------- ---------------------------------- ------------------------------ -----------------------
1998               N491MC                  Leased Aircraft Restructure        Wells Fargo Bank Northwest,    Atlas Air, Inc.
                                           agreement                          National Association
------------------ ----------------------- ---------------------------------- ------------------------------ -----------------------
1998               N492MC                  Leased Aircraft Restructure        Wells Fargo Bank Northwest,    Atlas Air, Inc.
                                           Agreement                          National Association
------------------ ----------------------- ---------------------------------- ------------------------------ -----------------------
1998               N493MC                  Leased Aircraft Restructure        Wells Fargo Bank Northwest,    Atlas Air, Inc.
                                           Agreement                          National Association
------------------ ----------------------- ---------------------------------- ------------------------------ -----------------------
1999               N495MC                  Owned Aircraft Restructure         Wells Fargo Bank Northwest,    Atlas Air, Inc.
                                           Agreement                          National Association
------------------ ----------------------- ---------------------------------- ------------------------------ -----------------------
1999               N496MC                  Leased Aircraft Restructure        Wells Fargo Bank Northwest,    Atlas Air, Inc.
                                           Agreement                          National Association
------------------ ----------------------- ---------------------------------- ------------------------------ -----------------------
1999               N497MC                  Leased Aircraft Restructure        Wells Fargo Bank Northwest,    Atlas Air, Inc.
                                           Agreement                          National Association
------------------ ----------------------- ---------------------------------- ------------------------------ -----------------------
1999               N498MC                  Leased Aircraft Restructure        Wells Fargo Bank Northwest,    Atlas Air, Inc.
                                           Agreement                          National Association
------------------ ----------------------- ---------------------------------- ------------------------------ -----------------------
1999               N499MC                  Leased Aircraft Restructure        Wells Fargo Bank Northwest,    Atlas Air, Inc.
                                           Agreement                          National Association
------------------ ----------------------- ---------------------------------- ------------------------------ -----------------------
2000               N409MC                  Leased Aircraft Restructure        Wells Fargo Bank Northwest,    Atlas Air, Inc.
                                           Agreement                          National Association
------------------ ----------------------- ---------------------------------- ------------------------------ -----------------------
2000               N412MC                  Leased Aircraft Restructure        Wells Fargo Bank Northwest,    Atlas Air, Inc.
                                           Agreement                          National Association
------------------ ----------------------- ---------------------------------- ------------------------------ -----------------------